As filed with the Securities and Exchange Commission on January 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0223495
(State of Incorporation)	(IRS Employer Identification No.)

11100 Santa Monica Boulevard, Suite 800

Los Angeles, California 90025

(310) 966-1444

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryant R. Riley
Co-Chief Executive Officer

11100 Santa Monica Boulevard, Suite 800

Los Angeles, California 90025

(310) 966-1444

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Sara L. Terheggen, Esq.
The NBD Group, Inc.

350 N. Glendale Avenue, Ste B522

Glendale, California 91206

(310) 890-0110

Approximate date of commencement of proposed sale of the securities to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Primary Offering of Securities:
Common Stock, par value $0.0001 per share	(3)	(4)
Preferred Stock, par value $0.0001 per share	(3)	(4)
Warrants	(3)	(4)
Debt Securities	(3)	(4)
Depositary Shares (6)	(3)	(4)
Units (7)	(3)	(4)
Primary Offering of Debt Securities and Depositary Shares	$150,000,000	$16,365(5)

(1)	Securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for preferred stock, warrants or debt securities that provide for such conversion or exchange. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.
(3)	Omitted pursuant to General Instruction II.E of Form S-3.
(4)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all applicable registration fees. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).
(5)	Calculated pursuant to Rule 457(o) and Rule 457(r) under the Securities Act.
(6)	In the event that the registrant elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary shares, evidenced by depositary receipts, issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such agreement.
(7)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, warrants, debt securities or depositary shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by the registrant of the registrant’s common stock, preferred stock, warrants, debt securities, depositary shares and/or units; and

●	a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $150,000,000 of the registrant’s (i) 7.375% Senior Notes Due 2023, (ii) 6.875% Senior Notes Due 2023, (iii) 6.75% Senior Notes Due 2024, (iv) 6.375% Senior Notes Due 2025, (v) 6.50% Senior Notes Due 2026, (vi) 7.25% Senior Notes Due 2027, (vii) 6.00% Senior Notes due 2028, (viii) Depositary Shares, each representing 1/1000th of a share of 6.875% Series A Cumulative Perpetual Preferred Stock (Liquidation Preference Equivalent to $25.00 per Depositary Share) and (ix) Depositary Shares, each representing 1/1000th of a share of 7.375% Series B Cumulative Perpetual Preferred Stock (Liquidation Preference Equivalent to $25.00 per Depositary Share) (clauses (i)-(ix)), the “Offered Securities”), that may be issued and sold under a sales agreement with B. Riley Securities, Inc.

The base prospectus immediately follows this explanatory note. The sales agreement prospectus immediately follows the base prospectus.

PROSPECTUS

B. RILEY FINANCIAL, INC.

COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES

DEPOSITARY SHARES
UNITS

We may offer and sell from time to time the above securities in one or more classes, in one or more transactions, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, preferred stock or warrants.

We will provide specific terms of any offering in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on the Nasdaq Global Market (“NASDAQ”) under the symbol “RILY”. On January 27, 2021, the last reported sales price of our common stock as quoted on NASDAQ was $48.66 per share.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 3 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 28, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities in the registration statement in one or more offerings.

For further information about our business and the securities, you should refer to the registration statement containing this prospectus and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports we file by the SEC. The registration statement and other reports can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement or incorporated information having a later date. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “B. Riley,” “we,” “us,” or “our” refer to the combined business of B. Riley Financial, Inc. and its consolidated subsidiaries.

ii

ABOUT B. RILEY FINANCIAL, INC.

 This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this summary together with the entire prospectus and the applicable prospectus supplement carefully, especially the section entitled “Risk Factors” contained herein and therein and the documents incorporated by reference herein and therein, as well as our financial statements and the notes to those financial statements incorporated in this prospectus by reference.

Our Business

B. Riley Financial, Inc. (NASDAQ: RILY) and its subsidiaries provide collaborative financial services and solutions through several operating subsidiaries including:

●	B. Riley Securities, Inc. (“B. Riley Securities”) is a leading, full service investment bank providing financial advisory, corporate finance, research, securities lending and sales and trading services to corporate, institutional and high net worth individual clients. B. Riley Securities (fka B. Riley FBR, Inc.) was formed in November 2017 through the merger of B. Riley & Co, LLC and FBR Capital Markets & Co., which the Company acquired in June 2017.

●	B. Riley Wealth Management, Inc. provides comprehensive wealth management and brokerage services to individuals and families, corporations and non-profit organizations, including qualified retirement plans, trusts, foundations and endowments.

●	B. Riley Capital Management, LLC, a Securities and Exchange Commission (“SEC”) registered investment advisor, which includes:

●	B. Riley Asset Management, an advisor to certain private funds and to institutional and high net worth investors;

●	Great American Capital Partners, LLC (“GACP”), the general partner of two private funds, GACP I, L.P. and GACP II, L.P., both direct lending funds that provide senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies.

●	Our subsidiaries doing business as B. Riley Advisory Services:

●	GlassRatner Advisory & Capital Group LLC (“GlassRatner”), a specialty financial advisory services firm that provides consulting services to shareholders, creditors and companies, including due diligence, fraud investigations, corporate litigation support, crisis management and bankruptcy services. We acquired GlassRatner on August 1, 2018. GlassRatner strengthens B. Riley’s diverse platform and compliments the restructuring services provided by B. Riley Securities.

●	Great American Group Advisory and Valuation Services, LLC, a leading provider of appraisal and valuation services for asset based lenders, private equity firms and corporate clients.

●	B. Riley Retail Solutions, LLC (aka Great American Group, LLC), a leading provider of asset disposition and auction solutions to a wide range of retail and industrial clients.

We also pursue a strategy of investing in or acquiring companies which we believe have attractive investment return characteristics. We acquired United Online, Inc. (“UOL”) on July 1, 2016 and magicJack VocalTec Ltd. (“magicJack”) on November 14, 2018 as part of our principal investment strategy.

●	UOL is a communications company that offers consumer subscription services and products, consisting of Internet access services and devices under the NetZero and Juno brands primarily sold in the United States.

●	magicJack is a Voice over IP (“VoIP”) cloud-based technology and services communications provider.

BR Brand Holding, LLC (“BR Brand”), in which the Company owns a majority interest, provides licensing of a brand investment portfolio. BR Brand owns the assets and intellectual property related to licenses of six brands: Catherine Malandrino, English Laundry, Joan Vass, Kensie Girl, Limited Too and Nanette Lepore. We also own an interest in Hurley, bebe and Justice as part of our Brands segment.

We are headquartered in Los Angeles with offices in major cities throughout the United States including New York, Chicago, Boston, Dallas, Memphis, Metro Washington D.C. and West Palm Beach.

For financial reporting purposes we classify our businesses into five operating segments: (i) Capital Markets, (ii) Auction and Liquidation, (iii) Valuation and Appraisal, (iv) Principal Investments — United Online and magicJack and (v) Brands.

Capital Markets Segment.    Our Capital Markets segment provides a full array of investment banking, corporate finance, consulting, financial advisory, research, securities lending, wealth management and sales and trading services to corporate, institutional and high net worth clients. Our corporate finance and investment banking services include merger and acquisitions as well as restructuring advisory services to public and private companies, initial and secondary public offerings, and institutional private placements. In addition, we trade equity securities as a principal for our account, including investments in funds managed by our subsidiaries. Our Capital Markets segment also includes our asset management businesses that manage various private and public funds for institutional and individual investors.

Auction and Liquidation Segment.    Our Auction and Liquidation segment utilizes our significant industry experience, a scalable network of independent contractors and industry-specific advisors to tailor our services to the specific needs of a multitude of clients, logistical challenges and distressed circumstances. Furthermore, our scale and pool of resources allow us to offer our services across North American as well as parts of Europe, Asia and Australia. Our Auction and Liquidation segment operates through two main divisions, retail store liquidations and wholesale and industrial assets dispositions. Our wholesale and industrial assets dispositions division operates through limited liability companies that are controlled by us.

Valuation and Appraisal Segment.    Our Valuation and Appraisal segment provides valuation and appraisal services to financial institutions, lenders, private equity firms and other providers of capital. These services primarily include the valuation of assets (i) for purposes of determining and monitoring the value of collateral securing financial transactions and loan arrangements and (ii) in connection with potential business combinations. Our Valuation and Appraisal segment operates through limited liability companies that are majority owned by us.

Principal Investments — United Online and magicJack Segment. Our Principal Investments — United Online and magicJack segment consists of businesses which have been acquired primarily for attractive investment return characteristics. Currently, this segment includes UOL, through which we provide consumer Internet access, and magicJack, through which we provide VoIP communication and related product and subscription services.

Brands Segment.    Our Brands segment consists of our brand investment portfolio that is focused on generating revenue through the licensing of trademarks and is held by BR Brand.

Our Corporate Information

We are a Delaware corporation. Our executive offices are located at 11100 Santa Monica Blvd., Suite 800, Los Angeles, California, 90025, and the telephone number at our principal executive office is (310) 966-1444. Our website addresses are http://www.brileyfin.com, http://www.greatamerican.com, https://www.glassratner.com, http://www.unitedonline.net, http://www.magicjack.com and http://www.vocaltec.com. We have not incorporated by reference into this prospectus supplement and accompanying prospectus the information on our website, and you should not consider it to be a part of this document.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. See “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section titled “Risk Factors.”

We operate in a very competitive and rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements included in this prospectus speak only as of the date hereof, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

DETERMINATION OF OFFERING PRICE

The terms of any particular offering by us, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include funding future acquisitions and investments, repaying and/or refinancing indebtedness, making loans and/or providing guaranties or backstop commitments to our clients in the ordinary course of our business, making capital expenditures and funding working capital. Pending any specific application, we may initially invest the net proceeds in short-term interest-bearing accounts, securities or similar investments.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	shares of common stock;

●	shares of preferred stock;

●	warrants exercisable for debt securities, common stock or preferred stock;

●	debt securities;

●	depositary shares; and

●	units of common stock, preferred stock, warrants, debt securities or depositary shares, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

Our Amended and Restated Certificate of Incorporation, as amended, provides that we are authorized to issue 101,000,000 shares of capital stock. Our authorized capital stock is comprised of 100,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

The following description is a summary of the material terms of our capital stock and certain provisions of our Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws, each as amended. This description does not purport to be complete. For information on how you can obtain our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended, see “Where You Can Find Additional Information.”

Common Stock

We are authorized to issue up to 100,000,000 shares of our common stock, par value $0.0001 per share.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.

Preferred Stock

Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of any shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our Amended and Restated Certificate of Incorporation, as amended, before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

 Anti-Takeover Provisions of Delaware Law and Charter Provisions

Interested Stockholder Transactions

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Amended and Restated Certificate of Incorporation and Bylaws

Provisions in our Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws, each as amended, may have the effect of discouraging certain transactions that may result in a change in control of our company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Amended and Restated Certificate of Incorporation, as amended, allows us to issue shares of preferred stock (see “Blank Check Preferred Stock”) or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Amended and Restated Certificate of Incorporation, as amended. Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws, as amended. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Blank Check Preferred Stock

Our Amended and Restated Certificate of Incorporation, as amended, authorizes our Board of Directors to approve the issuance of up to 1,000,000 shares of preferred stock, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board of Directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the price or prices at which the warrants will be issued;

●	the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

●	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

●	the dates or periods during which the warrants are exercisable;

●	the designation and terms of any securities with which the warrants are issued as a unit;

●	if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	any terms relating to the modification of the warrants;

●	a discussion of material federal income tax considerations, if applicable; and

●	any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find Additional Information.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued either (i) pursuant to our existing indenture, dated as of November 2, 2016, as supplemented, between us and U.S. Bank National Association, as trustee (as amended, our “2016 Indenture”), (ii) pursuant to our existing indenture, dated as of May 7, 2019, as supplemented, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (as amended, our “2019 Indenture” and together with the 2016 Indenture, the “existing indentures”), or (iii) pursuant to a subordinated debt indenture that we will enter into with The Bank of New York Mellon Trust Company, N.A., as trustee (“new subordinated debt indenture”). While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We have incorporated by reference our existing indentures and filed forms of our new subordinated debt indenture as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer collectively to our existing indentures and our new subordinated debt indenture.

The indentures, to the extent not already qualified, will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the form of our new subordinated debt indenture filed as exhibits to the registration statement of which this prospectus is part, as it may be supplemented, amended or modified from time to time, as well as our existing indentures that are incorporated by reference as exhibits to the registration statement of which this prospectus is part. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

The following are some of the terms relating to our existing indentures and our new subordinated debt indenture of debt securities that could be described in a prospectus supplement:

●	title;

●	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	maturity date;

●	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

●	terms of the subordination of any series of subordinated debt;

●	place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●	date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

○	incur additional indebtedness;

○	issue additional securities;

○	create liens;

○	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

○	redeem capital stock;

○	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

○	make investments or other restricted payments;

○	sell or otherwise dispose of assets;

○	enter into sale-leaseback transactions;

○	engage in transactions with shareholders or affiliates;

○	issue or sell stock of our subsidiaries; or

○	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	procedures for any auction or remarketing, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture. Any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;

●	if we fail to deposit any sinking fund payment, to the extent applicable, when and as due;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, and our failure continues for 60 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture, nor subject the trustee to a risk of personal liability in respect of which the trustee has not received indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action; and

●	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity satisfactory to the trustee to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Supplemental Indentures

We and the trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:

●	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;

●	to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

●	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

●	to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not adversely affect the interest of any other holder of debt securities in any material respect;

●	to secure any series of security;

●	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

●	to establish the form or terms of securities of any series as permitted under the indenture, including any subordination provisions.

In addition, we and the trustee, with the consent of the holders of not less than a majority in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:

●	extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the extent of the holder so affected;

●	reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities; or

●	modify any of the above provisions.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies; and

●	hold monies for payment in trust.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of such transmission; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the trustee in the contiguous United States as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. Our new subordinated debt indenture in the form initially filed as exhibits to the registration statement of which this prospectus is a part, and our existing indentures, do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional interests in shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for, or otherwise in accordance with the terms of, the underlying preferred stock. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed, so long as we have set aside all funds necessary for the redemption, including the redemption price for such shares and all dividends declared but not paid as of the date fixed for redemption. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata, by lot or by any other equitable method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will forward the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The relevant record date for depositary shares will be the same date as the record date for, or otherwise in accordance with the terms of, the underlying preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as reasonably practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all reasonable action requested by and deemed necessary by the depositary in order to enable the depositary to do so. In the absence of any specific instructions from a holder of depositary shares, the depositary will, subject to any applicable restrictions, cast votes pertaining to the number of whole shares of preferred stock represented by such depositary shares proportionately with instructions actually received.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by at least a majority (or, in the case of such amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, holders of at least two-thirds) of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of the preferred stock in connection with our liquidation, dissolution or winding up and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our and their obligations thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	the terms of any unit agreement governing the units;

●	the provisions for the payment, settlement, transfer or exchange of the units;

●	material federal income tax considerations, if applicable; and

●	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

Securities Offered by Us

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, “at the market offerings” as defined in Rule 415 promulgated under the Securities Act or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers, including our affiliates, or through a combination of any of these methods.

We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and an underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

There is no established trading market for any security other than our common stock, which is listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “RILY”, our Series A Depositary Shares, listed on NASDAQ under the symbol “RILYP”, our Series B Depositary Shares, listed on NASDAQ under the symbol “RILYL,” our 7.50% Senior Notes due 2027, listed on NASDAQ under the symbol “RILYZ”, our 7.375% Senior Notes due 2023, listed on NASDAQ under the symbol “RILYH”, our 7.25% Senior Notes due 2027, listed on NASDAQ under the symbol “RILYG”, our 6.875% Senior Notes due 2023, listed on NASDAQ under the symbol “RILYI”, our 6.75% Senior Notes due 2024, listed on NASDAQ under the symbol “RILYO”, our 6.50% Senior Notes due 2026, listed on NASDAQ under the symbol “RILYN”, our 6.375% Senior Notes due 2025, listed on NASDAQ under the symbol “RILYM” and our 6.00% Senior Notes due 2028, listed on NASDAQ under the symbol “RILYT.” The securities issued under this registration statement may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

LEGAL MATTERS

The NBD Group, Inc., Los Angeles, California, has passed upon the validity of the securities to be offered pursuant to this prospectus.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, as well as the effectiveness of our internal controls over financial reporting as of December 31, 2019, as stated in its report incorporated by reference into this prospectus, and such audited consolidated financial statements have been incorporated by reference into this prospectus in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The combined financial statements of BR Brand Group as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Mayer Hoffman McCann CPAs, The New York Practice of Mayer Hoffman McCann P.C., independent auditor of BR Brand Group, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s web site at http://www.sec.gov. Our website addresses are http://www.greatamerican.com, http://www.brileyfin.com, http://www.unitedonline.net, http://www.magicjack.com and http://www.vocaltec.com. We have not incorporated by reference into this prospectus the information on our websites, and you should not consider it to be a part of this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities we are offering pursuant to this prospectus, you should refer to the complete registration statement, its exhibits and the information incorporated by reference in the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

For purposes of this prospectus, the SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to other information we have filed with the SEC. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our quarterly report on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, filed with the SEC on May 11, 2020, August 3, 2020 and October 30, 2020, respectively;

●	Our annual report on Form 10-K for the year December 31, 2019, filed with the SEC on March 10, 2020 and Form 10-K/A filed with the SEC on April 23, 2020;

●	Our current reports on Form 8-K/A filed with the SEC on November 26, 2019, and our current reports on Form 8-K filed with the SEC on November 1, 2019, January 9, 2020, February 10, 2020, February 12, 2020, February 21, 2020, April 13, 2020, May 6, 2020, May 15, 2020, June 24, 2020, September 1, 2020, September 4, 2020, September 14, 2020, October 13, 2020, January 6, 2021, January 11, 2021, January 15, 2021 and January 25, 2021;

●	Description of our common stock contained in our Registration Statement on Form 8-A filed on July 15, 2015;

●	Certificate of Designation designating the 6.875% Series A Cumulative Perpetual Preferred Stock filed on October 4, 2019; and

●	Certificate of Designation designating the 7.375% Series B Cumulative Perpetual Preferred Stock filed on September 3, 2020.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

These reports and documents can be accessed free of charge on our website http://www.brileyfin.com by clicking on “Investor Relations” and then clicking on “SEC Filings.” We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Please send written requests to:

11100 Santa Monica Boulevard, Suite 800

Los Angeles, California 90025

Attn.: Chief Financial Officer

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

Common Stock

Preferred Stock

Warrants

Debt Securities

Depositary Shares

Units

PROSPECTUS

January 28, 2021

PROSPECTUS

Up to $150,000,000

7.375% Senior Notes due 2023

6.875% Senior Notes due 2023

6.75% Senior Notes due 2024

6.375% Senior Notes due 2025

6.50% Senior Notes due 2026

7.25% Senior Notes due 2027

6.00% Senior Notes due 2028

Depositary Shares, each representing 1/1000th of a Share of 6.875% Series A Cumulative Perpetual Preferred Stock (Liquidation Preference Equivalent to $25.00 Per Depositary Share)

 Depositary Shares, each representing 1/1000th of a Share of 7.375% Series B Cumulative Perpetual Preferred Stock (Liquidation Preference Equivalent to $25.00 Per Depositary Share)

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley FBR, Inc. (which has subsequently been renamed B. Riley Securities, Inc.) (“B. Riley Securities” or the “Agent”), on February 14, 2020, under which we may offer and sell, from time to time through or to B. Riley Securities, as agent or principal, up to $150,000,000 aggregate amount of our:

●	7.375% Senior Notes due 2023 (the “7.375% 2023 Notes”);

●	6.875% Senior Notes due 2023 (the “6.875% 2023 Notes”);

●	6.75% Senior Notes due 2024 (the “2024 Notes”);

●	6.375% Senior Notes due 2025 (the “2025 Notes”);

●	6.50% Senior Notes due 2026 (the “2026 Notes”);

●	7.25% Senior Notes due 2027 (the “2027 Notes”); and

●	6.00% Senior Notes due 2028 (the “2028 Notes”, and together with the 7.375% 2023 Notes, the 6.875% 2023 Notes, the 2024 Notes, the 2025 Notes, the 2026 Notes and the 2027 Notes, the “Notes”);

●	Series A Depositary Shares (the “Series A Depositary Shares”), each representing 1/1000th of a share of 6.875% Series A Cumulative Perpetual Preferred Stock (Liquidation Preference Equivalent to $25.00 per Depositary Share) (the “Series A Preferred Stock”); and

●	Series B Depositary Shares (the “Series B Depositary Shares” and, together with the Series A Depositary Shares, the “Depositary Shares” and together, with the Notes, the “Offered Securities”), each representing 1/1000th of a share of 7.375% Series B Cumulative Perpetual Preferred Stock (Liquidation Preference Equivalent to $25.00 per Depositary Share) (the “Series B Preferred Stock”).

through this prospectus.

Sales of the Offered Securities, if any, under this prospectus may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific number of the Offered Securities, but the Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. See “Plan of Distribution.”

The Offered Securities to which this prospectus relate will be offered and sold through the Agent over a period of time and from time to time. Under the Sales Agreement, the Agent will be entitled to compensation of up to 2.0% of the gross proceeds of all Offered Securities sold through it as our Agent. In connection with the sale of the Offered Securities, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. There is no arrangement to place proceeds of the offering in escrow, trust or similar arrangement. See “Plan of Distribution.”

The 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes will mature on May 31, 2023, September 30, 2023, May 31, 2024, February 28, 2025, September 30, 2026, December 31, 2027 and January 31, 2028, respectively. Interest will be paid quarterly in arrears on January 31, April 30, July 31 and October 31 of each year. Interest on the Notes will accrue from the most recent interest payment date immediately preceding the respective dates of issuance of the Notes, except that Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), will not begin to accrue interest until the interest payment date immediately following such record date. The interest payable on each interest payment date will be paid only to holders of record of the Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date. As a general matter, holders of the Notes will not be entitled to receive any payments of principal on the Notes prior to the stated maturity date.

We may redeem the 7.375% 2023 Notes in whole or in part at our option (i) on or after May 31, 2020 and prior to May 31, 2021, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after May 31, 2021 and prior to May 31, 2022, at a price equal to $25.375 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after May 31, 2022 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding the date of redemption, as described under “Description of the Notes—Optional Redemption.”

We may redeem the 6.875% 2023 Notes in whole or in part at our option (i) on or after September 30, 2020 and prior to September 30, 2021, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2021 and prior to September 30, 2022, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2022 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding the date of redemption, as described under “Description of the Notes—Optional Redemption.” The Notes will be issued in denominations of $25 and in integral multiples thereof.

We may redeem the 2024 Notes for cash in whole or in part at any time at our option (i) on or after May 31, 2021 and prior to May 31, 2022, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after May 31, 2022 and prior to May 31, 2023, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after May 31, 2023 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

We may redeem the 2025 Notes for cash in whole or in part at any time at our option (i) on or after February 28, 2021 and prior to February 28, 2022, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after February 28, 2022 and prior to February 28, 2023, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after February 28, 2023 and prior to February 29, 2024, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after February 29, 2024 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

We may redeem the 2026 Notes for cash in whole or in part at any time at our option (i) on or after September 30, 2022 and prior to September 30, 2023, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2023 and prior to September 30, 2024, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2024 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

We may redeem the 2027 Notes in whole or in part on or after December 31, 2020, respectively, at our option, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption, as described under “Description of the Notes—Optional Redemption.”

We may redeem the 2028 Notes for cash in whole or in part at any time at our option (i) on or after January 31, 2022 and prior to January 31, 2023, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after January 31, 2023 and prior to January 31, 2024, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after January 31, 2024 and prior to January 31, 2025, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after January 31, 2025 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

We will pay cumulative distributions on the Series A Preferred Stock underlying the Series A Depositary Shares, from, and including, the date of original issuance, in the amount of $1.71875 per depositary share each year, which is equivalent to 6.875% of the $25.00 liquidation preference per depositary share.

We will pay cumulative distributions on the Series B Preferred Stock underlying the Series B Depositary Shares, from, and including, the date of original issuance, in the amount of $1.84375 per depositary share each year, which is equivalent to 7.375% of the $25.00 liquidation preference per depositary share.

Dividends on the Series A Preferred Stock and the Series B Preferred Stock will be payable quarterly in arrears, on or about the last day of January, April, July and October of each year (or, if not on a business day, on the next succeeding business day).

Generally, we may not redeem the Series A Preferred Stock or the Series B Preferred Stock underlying the Depositary Shares until October 7, 2024 or September 4, 2025, respectively, and except as described below upon the occurrence of a Delisting Event or Change of Control (each as defined herein), as applicable. On or after October 7, 2024 in the case of the Series A Preferred Stock or on or after September 4, 2025 in the case of the Series B Preferred Stock, we may, at our option, redeem the shares of the Series A Preferred Stock or the Series B Preferred Stock, respectively, underlying the Depositary Shares, in whole or from time to time in part, by paying $25,000.00 per share ($25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined herein), we may, subject to certain conditions, at our option, redeem the Series A Preferred Stock or the Series B Preferred Stock, as applicable, underlying the Depositary Shares, in whole or in part within 90 days after the first date on which such Delisting Event occurred or within 120 days after the first date on which such Change of Control occurred, as applicable, by paying $25,000.00 per share ($25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the redemption date. If we exercise any of our redemption rights relating to the Series A Preferred Stock or the Series B Preferred Stock, as applicable, underlying the Depositary Shares, the holders of the Depositary Shares representing the Series A Preferred Stock or the Series B Preferred Stock, as applicable, will not have the conversion right described below.

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of a Depositary Share of the underlying Series A Preferred Stock or the Series B Preferred Stock, as applicable, will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined herein), we have provided or provide notice of our election to redeem the Series A Preferred Stock or the Series B Preferred Stock, as applicable) to direct the depositary, on such holder’s behalf, to convert some or all of the shares of Series A Preferred Stock or the Series B Preferred Stock, as applicable, underlying the Depositary Shares held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our common stock per depositary share equal to the lesser of:

●	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock or the Series B Preferred Stock, as applicable, dividend payment and prior to the corresponding Series A Preferred Stock or the Series B Preferred Stock, as applicable, dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

●	2.176 with respect to the Series A Preferred Stock (i.e., the “Series A Share Cap”) and 1.8671 with respect to the Series B Preferred Stock (i.e., the “Series B Share Cap”), subject to certain adjustments;

subject, in each case, to the conditions described in this prospectus supplement and the accompanying prospectus, including, under specified circumstances, an aggregate cap on the total number of shares of common stock issuable upon conversion and to provisions for the receipt of alternative consideration.

The Series A Preferred Stock and the Series B Preferred Stock, as applicable, underlying the respective Depositary Shares has no maturity date and will remain outstanding indefinitely unless redeemed by us or converted into shares of common stock in connection with a Delisting Event or Change of Control by the holders of the Depositary Shares representing the Series A Preferred Stock or the Series B Preferred Stock, as applicable. Investors in the Depositary Shares representing underlying shares of the Series A Preferred Stock or the Series B Preferred Stock, as applicable, generally will have no voting rights, but will have limited voting rights if we fail to pay dividends for six or more quarters (whether or not declared or consecutive) and in certain other events.

The up to $150,000,000 in total aggregate principal amount (inclusive of any Depositary Shares sold hereunder) of 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes that we may offer and sell under this prospectus constitutes a further issuance of and are fungible with the $137,453,925 in aggregate principal amount of 7.375% Senior Notes due 2023 that we have issued to date (the “Initial 7.375% 2023 Notes”), the $115,167,850 in aggregate principal amount of 6.875% Senior Notes due 2023 that we have issued to date (the “Initial 6.875% 2023 Notes”), the $111,170,775 in aggregate principal amount of 6.75% Senior Notes due 2024 that we have issued to date (the “Initial 2024 Notes”), the $132,250,000 in aggregate principal amount of 6.375% Senior Notes due 2025 that we have issued to date (the “Initial 2025 Notes”), the $134,657,025 in aggregate principal amount of 6.50% Senior Notes due 2026 that we have issued to date (the “Initial 2026 Notes”), the $122,793,450 in aggregate principal amount of 7.25% Senior Notes due 2027 that we have issued to date (the “Initial 2027 Notes”) and the $200,000,000 in aggregate principal amount of 6.00% Senior Notes due 2028 that we have issued to date (the “Initial 2028 Notes,” and, together with the Initial 7.375% 2023 Notes, the Initial 6.875% 2023 Notes, the Initial 2024 Notes, the Initial 2025 Notes, the Initial 2026 Notes and the Initial 2027 Notes, the “Initial Notes”), respectively, and form a single series of debt securities with the Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes, Initial 2024 Notes, Initial 2025 Notes, Initial 2026 Notes, Initial 2027 Notes and Initial 2028 Notes, respectively. Unless the context requires otherwise, references to the “Notes,” “7.375% 2023 Notes,” “6.875% 2023 Notes,” “2024 Notes,” “2025 Notes,” “2026 Notes,” “2027 Notes,” or “2028 Notes” will not include the Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes, Initial 2024 Notes, Initial 2025 Notes, Initial 2026 Notes, Initial 2027 Notes or Initial 2028 Notes. The 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes will have terms identical to the Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes, Initial 2024 Notes, Initial 2025 Notes, Initial 2026 Notes, Initial 2027 Notes and Initial 2028 Notes, respectively, and will have the same CUSIP number as, and will be fungible and vote together with, the Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes, Initial 2024 Notes, Initial 2025 Notes, Initial 2026 Notes, Initial 2027 Notes or Initial 2028 Notes, respectively, immediately upon issuance.

The Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness, and the Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries.

The 7.375% 2023 Notes are quoted on Nasdaq Global Market (“NASDAQ”) under the symbol “RILYH,” the 6.875% 2023 Notes are quoted on NASDAQ under the symbol “RILYI,” the 2024 Notes are quoted on NASDAQ under the symbol “RILYO,” the 2025 Notes are quoted on NASDAQ under the symbol “RILYM,” the 2026 Notes will be quoted on NASDAQ under the symbol “RILYN,” the 2027 Notes are quoted on NASDAQ under the symbol “RILYG,” and the 2028 Notes are quoted on NASDAQ under the symbol “RILYT.” Our Series A Depositary Shares are quoted on NASDAQ under the symbol “RILYP” and our Series B Depositary Shares are quoted on NASDAQ under the symbol “RILYL.”

On January 27, 2021, the last reported sale price per $25 principal amount of 7.375% 2023 Note was $25.54, the last reported sale price per $25 principal amount of 6.875% 2023 Note was $25.40, the last reported sale price per $25 principal amount of 2024 Note was $25.22, the last reported sale price per $25 principal amount of 6.375% 2025 Note was $25.09, the last reported sales price per $25 principal amount of 2026 Notes was $25.51 and the last reported sale price per $25 principal amount of 2027 Note was $25.08. On January 27, 2021, there were 2,580,765 Series A Depositary Shares outstanding and the last reported sales price of our Series A Depositary Shares was $26.09 per share and 1,389,627 Series B Depositary Shares outstanding and the last reported sale price of our Series B Depositary Shares was $26.66 per share.

Delivery of the Offered Securities in book-entry form only through The Depository Trust Company will be made on or about the second trading date following the date of purchase.

Investing in the Offered Securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page S-15 of this prospectus and in the documents incorporated by reference in this prospectus and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. RILEY Securities

The date of this prospectus is January 28, 2021.

S-i

ABOUT THIS SALES AGREEMENT PROSPECTUS

This sales agreement prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may offer our Offered Securities having an aggregate offering price of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of Offered Securities in two separate documents that are bound together: (1) this sales agreement prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this sales agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on the information in this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. We urge you to carefully read this prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus.

You should rely only on the information contained in this prospectus, or incorporated by reference herein or therein. Neither we nor the Agent have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus, or any sale of a security.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “B. Riley,” “we,” “us” or “our” refer to the combined business of B. Riley Financial, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our future financial performance, the growth of the market for our services, expansion plans and opportunities and statements regarding our intended uses of the proceeds of the securities offered hereby. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would,” the negative of such terms or other comparable terminology. The statements we make regarding the following subject matters are forward-looking by their nature:

●	plans, objectives, expectations and intentions and other factors discussed in “Risk Factors” contained in this prospectus.

The forward-looking statements contained in this prospectus reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties. Many important factors could cause actual results or achievements to differ materially from any future results or achievements expressed in or implied by our forward-looking statements, including the factors listed below. Many of the factors that will determine future events or achievements are beyond our ability to control or predict. Certain of these are important factors that could cause actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements, including, but not limited to:

●	volatility in our revenues and results of operations;

●	changing conditions in the financial markets;

●	our ability to generate sufficient revenues to achieve and maintain profitability;

●	the short term nature of our engagements;

●	the accuracy of our estimates and valuations of inventory or assets in “guarantee” based engagements;

●	competition in the asset management business;

●	potential losses related to our auction or liquidation engagements;

●	our dependence on communications, information and other systems and third parties;

●	potential losses related to purchase transactions in our auction and liquidations business;

●	the potential loss of financial institution clients;

●	potential losses from or illiquidity of our proprietary investments;

●	changing economic and market conditions;

●	potential liability and harm to our reputation if we were to provide an inaccurate appraisal or valuation;

●	failure to successfully compete in any of our segments;

●	loss of key personnel;

●	our ability to borrow under our credit facilities as necessary;

●	failure to comply with the terms of our credit agreements;

●	our ability to meet future capital requirements;

●	our ability to realize the benefits of our completed acquisitions, including our ability to achieve anticipated opportunities and operating cost savings, and accretion to reported earnings estimated to result from completed acquisitions in the time frame expected by management or at all;

●	our ability to realize the expected benefits of our proposed acquisition of National Holdings Corporation; and

●	the diversion of management time on acquisition-related issues.

The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. You should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. The risks included in this section are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the section entitled “Risk Factors” beginning on page S-15.

SALES AGREEMENT PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus, before making an investment decision. See “Risk Factors” beginning on page S-15 of this prospectus for a discussion of the risks involved in investing in our securities.

Our Business

B. Riley Financial, Inc. (NASDAQ: RILY) and its subsidiaries provide collaborative financial services and solutions through several operating subsidiaries including:

●	B. Riley Securities, Inc. (“B. Riley Securities”) is a leading, full service investment bank providing financial advisory, corporate finance, research, securities lending and sales and trading services to corporate, institutional and high net worth individual clients. B. Riley Securities (fka B. Riley FBR, Inc.) was formed in November 2017 through the merger of B. Riley & Co, LLC and FBR Capital Markets & Co., which the Company acquired in June 2017.

●	B. Riley Wealth Management, Inc. provides comprehensive wealth management and brokerage services to individuals and families, corporations and non-profit organizations, including qualified retirement plans, trusts, foundations and endowments.

●	B. Riley Capital Management, LLC, a Securities and Exchange Commission (“SEC”) registered investment advisor, which includes:

●	B. Riley Asset Management, an advisor to certain private funds and to institutional and high net worth investors;

●	Great American Capital Partners, LLC (“GACP”), the general partner of two private funds, GACP I, L.P. and GACP II, L.P., both direct lending funds that provide senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies.

●	Our subsidiaries doing business as B. Riley Advisory Services:

●	GlassRatner Advisory & Capital Group LLC (“GlassRatner”), a specialty financial advisory services firm that provides consulting services to shareholders, creditors and companies, including due diligence, fraud investigations, corporate litigation support, crisis management and bankruptcy services. We acquired GlassRatner on August 1, 2018. GlassRatner strengthens B. Riley’s diverse platform and compliments the restructuring services provided by B. Riley Securities.

●	Great American Group Advisory and Valuation Services, LLC, a leading provider of appraisal and valuation services for asset based lenders, private equity firms and corporate clients.

●	B. Riley Retail Solutions, LLC (aka Great American Group, LLC), a leading provider of asset disposition and auction solutions to a wide range of retail and industrial clients.

We also pursue a strategy of investing in or acquiring companies which we believe have attractive investment return characteristics. We acquired United Online, Inc. (“UOL”) on July 1, 2016 and magicJack VocalTec Ltd. (“magicJack”) on November 14, 2018 as part of our principal investment strategy.

●	UOL is a communications company that offers consumer subscription services and products, consisting of Internet access services and devices under the NetZero and Juno brands primarily sold in the United States.

●	magicJack is a Voice over IP (“VoIP”) cloud-based technology and services communications provider.

BR Brand Holding, LLC (“BR Brand”), in which the Company owns a majority interest, provides licensing of a brand investment portfolio. BR Brand owns the assets and intellectual property related to licenses of six brands: Catherine Malandrino, English Laundry, Joan Vass, Kensie Girl, Limited Too and Nanette Lepore. We also own an interest in Hurley, bebe and Justice as part of our Brands segment.

We are headquartered in Los Angeles with offices in major cities throughout the United States including New York, Chicago, Boston, Dallas, Memphis, Metro Washington D.C. and West Palm Beach.

For financial reporting purposes we classify our businesses into five operating segments: (i) Capital Markets, (ii) Auction and Liquidation, (iii) Valuation and Appraisal, (iv) Principal Investments — United Online and magicJack and (v) Brands.

Capital Markets Segment. Our Capital Markets segment provides a full array of investment banking, corporate finance, consulting, financial advisory, research, securities lending, wealth management and sales and trading services to corporate, institutional and high net worth clients. Our corporate finance and investment banking services include merger and acquisitions as well as restructuring advisory services to public and private companies, initial and secondary public offerings, and institutional private placements. In addition, we trade equity securities as a principal for our account, including investments in funds managed by our subsidiaries. Our Capital Markets segment also includes our asset management businesses that manage various private and public funds for institutional and individual investors.

Auction and Liquidation Segment. Our Auction and Liquidation segment utilizes our significant industry experience, a scalable network of independent contractors and industry-specific advisors to tailor our services to the specific needs of a multitude of clients, logistical challenges and distressed circumstances. Furthermore, our scale and pool of resources allow us to offer our services across North American as well as parts of Europe, Asia and Australia. Our Auction and Liquidation segment operates through two main divisions, retail store liquidations and wholesale and industrial assets dispositions. Our wholesale and industrial assets dispositions division operates through limited liability companies that are controlled by us.

Valuation and Appraisal Segment. Our Valuation and Appraisal segment provides valuation and appraisal services to financial institutions, lenders, private equity firms and other providers of capital. These services primarily include the valuation of assets (i) for purposes of determining and monitoring the value of collateral securing financial transactions and loan arrangements and (ii) in connection with potential business combinations. Our Valuation and Appraisal segment operates through limited liability companies that are majority owned by us.

Principal Investments — United Online and magicJack Segment. Our Principal Investments — United Online and magicJack segment consists of businesses which have been acquired primarily for attractive investment return characteristics. Currently, this segment includes UOL, through which we provide consumer Internet access, and magicJack, through which we provide VoIP communication and related product and subscription services.

Brands Segment. Our Brands segment consists of our brand investment portfolio that is focused on generating revenue through the licensing of trademarks and is held by BR Brand.

Recent Developments

COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on our results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, our results of operations, financial position and cash flows may be materially adversely affected.

Our Corporate Information

We are a Delaware corporation. Our executive offices are located at 11100 Santa Monica Blvd., Suite 800, Los Angeles, California, 90025, and the telephone number at our principal executive office is (310) 966-1444. Our website addresses are http://www.brileyfin.com, http://www.greatamerican.com, https://www.glassratner.com, http://www.unitedonline.net, http://www.magicjack.com and http://www.vocaltec.com. We have not incorporated by reference into this prospectus supplement and accompanying prospectus the information on our website, and you should not consider it to be a part of this document.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of the Notes and Depositary Shares, see the “Description of the Notes,” “Description of the Series A Preferred Stock and the Series A Depositary Shares,” and “Description of Series B Preferred Stock and the Series B Depositary Shares” section in this prospectus supplement.

Issuer	B. Riley Financial, Inc.

Offered Securities

Up to $150,000,000 aggregate amount of our:

●         7.375% 2023 Notes;

●         6.875% 2023 Notes;

●         2024 Notes;

●         2025 Notes;

●         2026 Notes;

●         2027 Notes;

●         2028 Notes;

●         Series A Depositary Shares; and

●         Series B Depositary Shares.

The 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes offered hereby are a further issuance of, form of a single series with and will have the same terms as the Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes, Initial 2024 Notes, Initial 2025 Notes, Initial 2026 Notes, Initial 2027 Notes and Initial 2028 Notes, respectively.

Manner of offering

“At the market offering” that may be made from time to time through the Agent, as sales agent, subject to our instruction as to amount and timing. The Agent is not required to sell any specific principal amount of the Notes, but the Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. See “Plan of Distribution” on page S-67.

Notes
Maturity	The 7.375% 2023 Notes will mature on May 31, 2023, the 6.875% 2023 Notes will mature on September 30, 2023, the 2024 Notes will mature on May 31, 2024, the 2025 Notes will mature on February 28, 2025, the 2026 Notes will mature on September 30, 2026, the 2027 Notes will mature on December 31, 2027 and the 2028 Notes will mature on January 31, 2028, each unless redeemed prior to maturity.

Interest Rate and Payment Dates	7.375% interest per annum on the principal amount of the 7.375% 2023 Notes, 6.875% interest per annum on the principal amount of the 6.875% 2023 Notes, 6.75% interest per annum on the principal amount of the 2024 Notes, 6.375% interest per annum on the principal amount of the 2025 Notes, 6.50% interest per annum on the principal amount of the 2026 Notes, 7.25% interest per annum on the principal amount of the 2027 Notes, and 6.00% interest per annum on the principal amount of the 2028 Notes will accrue from the most recent interest payment date immediately preceding the date of issuance of the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes, respectively, except that Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such Notes will not begin to accrue interest until the interest payment date immediately following such record date. Interest will be paid quarterly in arrears on January 31, April 30, July 31 and October 31 of each year. The interest payable on each interest payment date will be paid only to holders of record of the Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date. As a general matter, holders of the Notes will not be entitled to receive any payments of principal on the Notes prior to the stated maturity date.

Guarantors	None.

Ranking	The Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries.

The indentures governing the Notes do not limit the amount of indebtedness that we or our subsidiaries may incur or whether any such indebtedness can be secured by our assets.

Optional Redemption

We may redeem the 7.375% 2023 Notes in whole or in part at our option (i) on or after May 31, 2020 and prior to May 31, 2021, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after May 31, 2021 and prior to May 31, 2022, at a price equal to $25.375 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after May 31, 2022 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding the date of redemption.

We may redeem the 6.875% 2023 Notes in whole or in part at our option (i) on or after September 30, 2020 and prior to September 30, 2021, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2021 and prior to September 30, 2022, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2022 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding the date of redemption.

We may redeem the 2024 Notes for cash in whole or in part at any time at our option (i) on or after May 31, 2021 and prior to May 31, 2022, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after May 31, 2022 and prior to May 31, 2023, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after May 31, 2023 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. We may redeem the 2026 Notes for cash in whole or in part at any time at our option (i) on or after September 30, 2022 and prior to September 30, 2023, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2023 and prior to September 30, 2024, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2024 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

We may redeem the 2025 Notes for cash in whole or in part at any time at our option (i) on or after February 28, 2021 and prior to February 28, 2022, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after February 28, 2022 and prior to February 28, 2023, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after February 28, 2023 and prior to February 29, 2024, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after February 29, 2024 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

We may redeem the 2026 Notes for cash in whole or in part at any time at our option (i) on or after September 30, 2022 and prior to September 30, 2023, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2023 and prior to September 30, 2024, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2024 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

We may redeem the 2027 Notes in whole or in part on or after December 31, 2020, at our option, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

We may redeem the 2028 Notes for cash in whole or in part at any time at our option (i) on or after January 31, 2022 and prior to January 31, 2023, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after January 31, 2023 and prior to January 31, 2024, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after January 31, 2024 and prior to January 31, 2025, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after January 31, 2025 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption

See “Description of the Notes — Optional Redemption” for additional details.

Sinking Fund	The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity).

Use of Proceeds	We expect to use the net proceeds of this offering for general corporate purposes, which may include funding future acquisitions and investments, repaying and/or refinancing indebtedness, making loans and/or providing guaranty or backstop commitments to our clients in the ordinary course of our business, making capital expenditures and funding working capital. See “Use of Proceeds.”

Events of Default	Events of default generally will include failure to pay principal, failure to pay interest, failure to observe or perform any other covenant or warranty in the Notes or in the indentures, and certain events of bankruptcy, insolvency or reorganization. See “Description of the Notes — Events of Default.”

Certain Covenants	The indentures that govern the Notes contains certain covenants, including, but not limited to, restrictions on our ability to merge or consolidate with or into any other entity. See “Description of the Notes — Covenants.”

No Financial Covenants	The indentures relating to the Notes do not contain financial covenants.

Additional Notes	We may create and issue additional notes ranking equally and ratably with the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes, in all respects, so that such additional notes will constitute and form a single series with the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes, as applicable, and will have the same terms as to status, redemption or otherwise (except the price to public, the issue date and, if applicable, the initial interest payment date) as such Notes. We will not issue any such additional notes unless such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Defeasance	The Notes are subject to legal and covenant defeasance by us. See “Description of the Notes — Defeasance” for more information.

Listing

The 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes, when issued, are or will be quoted on NASDAQ under the symbols “RILYH,” “RILYI,” “RILYO,” “RILYM,” “RILYN,” “RILYG,” and “RILYT,” respectively.

Form and Denomination	The Notes will be issued in book-entry form in minimum denominations of $25 and integral multiples in excess thereof. The Notes will be represented by a permanent global certificate deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trustee

U.S. Bank National Association under the 2016 Indenture relating to the 7.375% 2023 Notes, 6.875% 2023 Notes and 2027 Notes.

The Bank of New York Mellon Trust Company, N.A. under the 2019 Indenture relating to the 2024 Notes, 2025 Notes, 2026 Notes and 2028 Notes.

Governing Law	The Notes will be and the indentures governing the Notes are governed by the laws of the State of New York.

Series A Depositary Shares and Series A Preferred Stock

Ranking	The Series A Preferred Stock underlying the Series A Depositary Shares will rank, as to dividend rights and rights upon our liquidation, dissolution or winding up:

(1) Senior to all classes or series of our common stock and to all other equity securities issued by us other than any equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock;

(2) Junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(3) Effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends	We will pay cumulative cash dividends on the Series A Preferred Stock, when and as declared by our Board of Directors, at the rate of 6.875% of the $25,000.00 liquidation preference ($25.00 per depositary share) per year (equivalent to $1,718.75 or $1.71875 per depositary share).

Dividends will be payable quarterly in arrears, on or about the last day of January, April, July and October; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day, and no interest, additional dividends or other sums will accumulate. Dividends will accumulate and be cumulative from, and including, the date of original issuance. Dividends on the Series A Preferred Stock underlying the Series A Depositary Shares will continue to accumulate whether or not (i) any of our agreements prohibit the current payment of dividends, (ii) we have earnings or funds legally available to pay the dividends, or (iii) our Board of Directors does not declare the payment of the dividends.

Liquidation Preference	The liquidation preference of each share of Series A Preferred Stock is $25,000.00 ($25.00 per depositary share). Upon liquidation, Series A preferred shareholders will be entitled to receive the liquidation preference with respect to their shares of Series A Preferred Stock plus an amount equal to accumulated but unpaid dividends with respect to such shares. See “Description of Series A Preferred Stock and the Series A Depositary Shares — Liquidation Preference” on page S-39 of this prospectus supplement.

Optional Redemption	We may not redeem the Series A Preferred Stock underlying the Series A Depositary Shares prior to October 7, 2024, except as described below under “Special Optional Redemption.” At any time on or after October 7, 2024, we may, at our option, redeem the Series A Preferred Stock, in whole or from time to time in part, by paying $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date of redemption, and the depositary will redeem a proportional number of Series A Depositary Shares representing the shares redeemed. We refer to this redemption as an “optional redemption.”

Special Optional Redemption	Upon the occurrence of a Delisting Event (as defined below), we may, at our option, redeem the Series A preferred stock, in whole or in part, within 90 days after the first date on which such Delisting Event occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends to, but not including, the date of redemption, and the depositary will redeem a proportional number of Series A Depositary Shares representing the shares redeemed.

A “Delisting Event” occurs when, after the original issuance of Series A Preferred Stock, both (i) the shares of Series A Preferred Stock (or the Series A Depositary Shares) are no longer listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (“NYSE AMER”) or the Nasdaq Stock Market LLC (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is still outstanding.

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock underlying the Series A Depositary Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends to, but not including, the date of redemption, and the depositary will redeem a proportional number of Series A Depositary Shares representing the shares redeemed.

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

● the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

● following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity), has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE AMER or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ.

We refer to redemption following a Delisting Event or Change of Control as a “special optional redemption.” If, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, we have provided or provide notice of exercise of any of our redemption rights relating to the Series A Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series A Depositary Shares representing interests in the Series A Preferred Stock will not have the conversion right described below.

Conversion Rights	Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Depositary Shares representing interests in the Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to direct the depositary, on such holder’s behalf, to convert some or all of the Series A Preferred Stock underlying the Series A Depositary Shares held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable into a number of shares of our common stock (or equivalent value of alternative consideration) per depositary share equal to the lesser of:

● the quotient obtained by dividing (1) the sum of the $25.00 per depositary share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined herein); and

● 2.176 (i.e., the Series A Share Cap), subject to certain adjustments;

and subject, in each case, to the conditions described in this prospectus supplement and the accompanying prospectus, including, under specified circumstances, an aggregate cap on the total number of shares of our common stock issuable upon conversion and to provisions for the receipt of alternative consideration.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of Series A Depositary Shares representing interests in the Series A Preferred Stock will not have any right to direct the depositary to convert the Series A Preferred Stock, and any Series A Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

Because each depositary share represents a 1/1000th interest in a share of the Series A Preferred Stock, the number of shares of common stock ultimately received for each depositary share will be equal to the number of shares of common stock received upon conversion of each share of Series A Preferred Stock divided by 1000. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of Series A Depositary Shares cash in lieu of such fractional shares.

For a definition of “Change of Control Conversion Right”, “Change of Control Conversion Date,” “Common Stock Price,” “Delisting Event Conversion Right,” and “Delisting Event Conversion Date” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Delisting Event Conversion Right or Change of Control Conversion Right described above, see “Description of Series A Preferred Stock and the Depositary Shares — Conversion Rights.”

Except as provided above in connection with a Delisting Event or Change of Control, shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption	The Series A Preferred Stock underlying the Series A Depositary Shares does not have any stated maturity date and is not subject to mandatory redemption at the option of the holder or any sinking fund. We are not required to set aside funds to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock and Series A Depositary Shares will remain outstanding indefinitely unless we decide to redeem them pursuant to our optional redemption or special optional redemption rights, or they are converted in connection with a Delisting Event or Change of Control.

Limited Voting Rights	Holders of the Series A Depositary Shares representing interests in the Series A Preferred Stock generally will have no voting rights. However, if we do not pay dividends on any outstanding shares of Series A Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of Series A Depositary Shares representing interests in the Series A Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to our Board of Directors to serve until all unpaid dividends have been fully paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series A Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class. See “Description of Series A Preferred Stock and the Series A Depositary Shares — Limited Voting Rights” beginning on page S-45 of this prospectus supplement. In any matter in which the Series A Preferred Stock may vote, each share of Series A Preferred Stock shall be entitled to one vote. As a result, each depositary share will be entitled to 1/1000th of a vote.

Listing	The Series A Depositary Shares are listed on NASDAQ under the symbol “RILYP.”

Form	The Series A Depositary Shares will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances.

Depositary	Continental Stock Transfer and Trust Company.

Series B Depositary Shares and Series B Preferred Stock

Ranking	The Series B Preferred Stock underlying the Series B Depositary Shares will rank, as to dividend rights and rights upon our liquidation, dissolution or winding up:

(1) Senior to all classes or series of our common stock and to all other equity securities issued by us expressly designated as ranking junior to the Series B Preferred Stock;

(2) On parity with our Series A Preferred Stock;

(2) Junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(3) Effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends	We will pay cumulative cash dividends on the Series B Preferred Stock, when and as declared by our Board of Directors, at the rate of 7.375% of the $25,000.00 liquidation preference ($25.00 per depositary share) per year (equivalent to $1,843.75 or $1.84375 per depositary share).

Dividends will be payable quarterly in arrears, on or about the last day of January, April, July and October; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day, and no interest, additional dividends or other sums will accumulate. Dividends will accumulate and be cumulative from, and including, the date of original issuance. Dividends on the Series B Preferred Stock underlying the Series B Depositary Shares will continue to accumulate whether or not (i) any of our agreements prohibit the current payment of dividends, (ii) we have earnings or funds legally available to pay the dividends, or (iii) our Board of Directors does not declare the payment of the dividends.

Liquidation Preference	The liquidation preference of each share of Series B Preferred Stock is $25,000.00 ($25.00 per depositary share). Upon liquidation, Series B preferred shareholders will be entitled to receive the liquidation preference with respect to their shares of Series B Preferred Stock plus an amount equal to accumulated but unpaid dividends with respect to such shares. See “Description of Series B Preferred Stock and the Series B Depositary Shares — Liquidation Preference” on page S-48 of this prospectus supplement.

Optional Redemption	We may not redeem the Series B Preferred Stock underlying the Series B Depositary Shares prior to September 4, 2025, except as described below under “Special Optional Redemption.” At any time on or after September 4, 2025, we may, at our option, redeem the Series B Preferred Stock, in whole or from time to time in part, by paying $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date of redemption, and the depositary will redeem a proportional number of Series B Depositary Shares representing the shares redeemed. We refer to this redemption as an “optional redemption.”

Special Optional Redemption	Upon the occurrence of a Delisting Event (as defined below), we may, at our option, redeem the Series B preferred stock, in whole or in part, within 90 days after the first date on which such Delisting Event occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends to, but not including, the date of redemption, and the depositary will redeem a proportional number of Series B Depositary Shares representing the shares redeemed.

A “Delisting Event” occurs when, after the original issuance of Series B Preferred Stock, both (i) the shares of Series B Preferred Stock (or the Series B Depositary Shares) are no longer listed on the NYSE, the NYSE AMER or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series B Preferred Stock is still outstanding.

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series B Preferred Stock underlying the Series B Depositary Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends to, but not including, the date of redemption, and the depositary will redeem a proportional number of Series B Depositary Shares representing the shares redeemed.

A “Change of Control” occurs when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

● the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

● following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity), has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE AMER or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ.

We refer to redemption following a Delisting Event or Change of Control as a “special optional redemption.” If, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, we have provided or provide notice of exercise of any of our redemption rights relating to the Series B Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series B Depositary Shares representing interests in the Series B Preferred Stock will not have the conversion right described below.

Conversion Rights	Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series B Depositary Shares representing interests in the Series B Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to direct the depositary, on such holder’s behalf, to convert some or all of the Series B Preferred Stock underlying the Series B Depositary Shares held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable into a number of shares of our common stock (or equivalent value of alternative consideration) per depositary share equal to the lesser of:

● the quotient obtained by dividing (1) the sum of the $25.00 per depositary share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined herein); and

● 1.8671 (i.e., the Series B Share Cap), subject to certain adjustments;

and subject, in each case, to the conditions described in this prospectus supplement and the accompanying prospectus, including, under specified circumstances, an aggregate cap on the total number of shares of our common stock issuable upon conversion and to provisions for the receipt of alternative consideration.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of Series B Depositary Shares representing interests in the Series B Preferred Stock will not have any right to direct the depositary to convert the Series B Preferred Stock, and any Series B Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

Because each depositary share represents a 1/1000th interest in a share of the Series B Preferred Stock, the number of shares of common stock ultimately received for each depositary share will be equal to the number of shares of common stock received upon conversion of each share of Series B Preferred Stock divided by 1000. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of Series B Depositary Shares cash in lieu of such fractional shares.

For a definition of “Change of Control Conversion Right”, “Change of Control Conversion Date,” “Common Stock Price,” “Delisting Event Conversion Right,” and “Delisting Event Conversion Date” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Delisting Event Conversion Right or Change of Control Conversion Right described above, see “Description of Series B Preferred Stock and the Depositary Shares — Conversion Rights.”

Except as provided above in connection with a Delisting Event or Change of Control, shares of the Series B Preferred Stock are not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption	The Series B Preferred Stock underlying the Series B Depositary Shares does not have any stated maturity date and is not subject to mandatory redemption at the option of the holder or any sinking fund. We are not required to set aside funds to redeem the Series B Preferred Stock. Accordingly, the Series B Preferred Stock and Series B Depositary Shares will remain outstanding indefinitely unless we decide to redeem them pursuant to our optional redemption or special optional redemption rights, or they are converted in connection with a Delisting Event or Change of Control.

Limited Voting Rights	Holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock generally will have no voting rights. However, if we do not pay dividends on any outstanding shares of Series B Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of shares of the Series B Preferred Stock and the holders of preferred stock of all other classes and series ranking on parity with the Series B Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred, including our Series A Preferred Stock, and are exercisable, which we refer to as our parity preferred stock, and with which the holders of Series B Preferred Stock and all classes and series of parity preferred stock are entitled to vote together as a single class, voting together as a single class will be entitled to elect two additional directors to our Board of Directors to serve until all unpaid dividends have been fully paid or declared and set apart for payment. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock and any other class or series of parity preferred stock with which the holders of Series B Preferred Stock are entitled to vote together as a single class, including our Series A Preferred Stock, is required for us to create, authorize or issue any class or series of stock ranking senior to the Series B Preferred Stock or to amend any provision of our charter so as to materially and adversely affect the terms of the Series B Preferred Stock. If the proposed charter amendments would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock disproportionately relative to any other class or series of parity preferred stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock, voting as a separate class, is also required. See “Description of Series B Preferred Stock and the Series B Depositary Shares — Limited Voting Rights” beginning on page S-55 of this prospectus supplement. In any matter in which the Series B Preferred Stock may vote, each share of Series B Preferred Stock shall be entitled to one vote. As a result, each depositary share will be entitled to 1/1000th of a vote.

Listing	The Series B Depositary Shares are listed on NASDAQ under the symbol “RILYL.”

Form	The Series B Depositary Shares will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances.

Depositary	Continental Stock Transfer and Trust Company.

Risk Factors	An investment in the Offered Securities involves significant risks. Please refer to “Risk Factors” beginning on page S-15 and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before investing in the Offered Securities.

Conflicts of Interest	B. Riley Securities is an affiliate of B. Riley Financial, Inc. and, as such, may be deemed to have a “conflict of interest” in this offering of Offered Securities within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, this offering of Offered Securities will be conducted in compliance with the provisions of FINRA Rule 5121. B. Riley Securities may not make sales of Offered Securities in this offering to any of its discretionary accounts without the prior written approval of the account holder.

RISK FACTORS

An investment in the Offered Securities involves significant risks, including the risks described below. Before purchasing the Offered Securities, you should carefully consider each of the following risk factors as well as the other information and risk factors contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in the Offered Securities. The risks described below are not the only ones we face. This prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2019, which is on file with the SEC and is incorporated herein by reference, (ii) our quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, which is incorporated by reference into this prospectus supplement, and (iii) other documents we file from time to time with the SEC that are deemed incorporated by reference into this prospectus supplement. Additional risks of which we are not presently aware or that we currently believe are immaterial which may also impair our business operations and financial position. Our business, financial condition, results of operations and/or our future growth prospects could be materially and adversely affected by the materialization of any of these risks. As a result, you could lose some or all of any investment you may have made or may make in our Company.

Risks Related to this Offering

We may be able to incur substantially more debt, which could have important consequences to you.

We may be able to incur substantial additional indebtedness in the future. The terms of the indentures governing the Notes will not prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to you. Incurrence of additional debt would also further reduce the cash available to invest in operations, as a result of increased debt service obligations. If new debt is added to our current debt levels, the related risks that we now face could intensify.

In November 2016, we completed an initial offering of 7.50% 2021 Notes with an aggregate principal amount of $28.8 million. In May 2017, we completed an initial offering of 7.50% 2027 Notes with an aggregate principal amount of $60.4 million. In December 2017, we completed an initial offering of 2027 Notes with an aggregate principal amount of $80.5 million. In May 2018, we completed an initial offering of 7.375% 2023 Notes with an aggregate principal amount of $100.1 million. In September 2018, we completed an initial offering of 6.875% 2023 Notes with an aggregate principal amount of $100.1 million. In May 2019, we completed an initial offering of 6.75% 2024 Notes with an aggregate principal amount of $100.1 million. In September 2019, we completed an initial offering of 6.50% 2026 Notes with an aggregate principal amount of $115.0 million. In February 2020, we completed an initial offering of 6.375% Senior Notes due 2025 with an aggregate principal amount of $132.3 million. In January 2021, we completed an initial offering of 6.00% Senior Notes due 2028 with an aggregate principal amount of $200.0 million.

In June 2017, December 2017, June 2018, December 2018, September 2019, December 2019 and February 2020, we entered into At Market Issuance Sales Agreement with B. Riley Securities to sell, pursuant to one or more of such agreements, additional 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 7.50% 2027 Notes, 2027 Notes, and 2021 Notes, under which such agreements, we sold an additional $37,403,925 in aggregate principal amount of 7.375% 2023 Notes, $15,117,850 in aggregate principal amount of 6.875% 2023 Notes, $11,120,775 in aggregate principal amount of 2024 Notes, $19,657,025 in aggregate principal amount of 2026 Notes, $67,780,700 in aggregate principal amount of 7.50% 2027 Notes and $42,293,450 in aggregate principal amount of 2027 Notes as of the date of this prospectus supplement. On December 30, 2019, we redeemed all of the issued and outstanding 7.50% 2021 Notes having an aggregate principal amount of $52,154,350.

Our level of indebtedness could have important consequences to you, because:

●	it could affect our ability to satisfy our financial obligations, including those relating to the Notes;

●

a substantial portion of our cash flows from operations would have to be dedicated to interest and principal payments and may not be available for operations, capital expenditures, expansion, acquisitions or general corporate or other purposes;

●	it may impair our ability to obtain additional debt or equity financing in the future;

●	it may limit our ability to refinance all or a portion of our indebtedness on or before maturity;

●	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

●	it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the Notes, we could be in default on the Notes, and this default could cause us to be in default on other indebtedness, to the extent outstanding. Conversely, a default under any other indebtedness, if not waived, could result in acceleration of the debt outstanding under the related agreement and entitle the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. In addition, such default or acceleration may result in an event of default and acceleration of other indebtedness of the Company, entitling the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. If a judgment is obtained by any such holders, such holders could seek to collect on such judgment from the assets of the Company. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.

However, no event of default under the Notes would result from a default or acceleration of, or suit, other exercise of remedies or collection proceeding by holders of, our other outstanding debt, if any. As a result, all or substantially all of our assets may be used to satisfy claims of holders of our other outstanding debt, if any, without the holders of the Notes having any rights to such assets. The indentures governing the Notes will not restrict our ability to incur additional indebtedness.

The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur in the future.

The Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured indebtedness that we or our subsidiaries have currently outstanding or may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. The indentures governing the Notes do not prohibit us or our subsidiaries from incurring additional secured (or unsecured) indebtedness in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness and may consequently receive payment from these assets before they may be used to pay other creditors, including the holders of the Notes.

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of B. Riley and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Therefore, in any bankruptcy, liquidation or similar proceeding, all claims of creditors (including trade creditors) of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. The indentures governing the Notes do not prohibit us or our subsidiaries from incurring additional indebtedness in the future. In addition, future debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.

The Series A Preferred Stock, Series B Preferred Stock and the Depositary Shares rank junior to all of our indebtedness and other liabilities and are effectively junior to all indebtedness and other liabilities of our subsidiaries.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock and Series B Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Preferred Stock and Series B Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock and Series B Preferred Stock. In addition, the Series A Preferred Stock and Series B Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are and any future subsidiaries would be separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock and Series B Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock and Series B Preferred Stock then outstanding. We and our subsidiaries have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series A Preferred Stock and Series B Preferred Stock. We may incur additional indebtedness and become more highly leveraged in the future, which could harm our financial position and potentially limit our cash available to pay dividends. As a result, we may not have sufficient funds remaining to satisfy our dividend obligations relating to our Series A Preferred Stock and Series B Preferred Stock if we incur additional indebtedness.

Future offerings of debt or senior equity securities may adversely affect the market price of the Depositary Shares. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Preferred Stock and Series B Preferred Stock and may result in dilution to owners of the Depositary Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of the Depositary Shares will bear the risk of our future offerings reducing the market price of the Depositary Shares and diluting the value of their holdings in us.

The indentures under which the Notes will be issued contains limited protection for holders of the Notes.

The indentures under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indentures and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indentures and the Notes will not place any restrictions on our or our subsidiaries’ ability to:

●	issue debt securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries;

●	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities subordinated in right of payment to the Notes;

●	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

●	enter into transactions with affiliates;

●	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

●	make investments; or

●	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indentures do not include any protection against certain events, such as a change of control, a leveraged recapitalization or “going private” transaction (which may result in a significant increase of our indebtedness levels), restructuring or similar transactions. Furthermore, the terms of the indentures and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity. Also, an event of default or acceleration under our other indebtedness would not necessarily result in an Event of Default under the Notes.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indentures and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

As a holder of Depositary Shares representing interests in the Series A Preferred Stock or Series B Preferred Stock, as applicable, you will have extremely limited voting rights.

Your voting rights as a holder of Depositary Shares will be limited. Our common stock is the only class of our securities that carries full voting rights. Voting rights for holders of Depositary Shares will exist primarily with respect to the ability to elect (together with the holders of other outstanding series of our preferred stock, or depositary shares representing interests in our preferred stock, or additional series of preferred stock we may issue in the future and upon which similar voting rights have been or are in the future conferred and are exercisable) two additional directors to our Board of Directors in the event that six quarterly dividends (whether or not declared or consecutive) payable on the Series B Preferred Stock are in arrears, and with respect to voting on amendments to our articles of incorporation or certificate of designation (in some cases voting together with the holders of other outstanding series of our preferred stock as a single class) that materially and adversely affect the rights of the holders of Depositary Shares representing interests in the Series A Preferred Stock or Series B Preferred Stock (and other depositary shares representing series of preferred stock, as applicable) or create additional classes or series of our stock that are senior to the Series A Preferred Stock and Series B Preferred Stock, provided that in any event adequate provision for redemption has not been made. Other than the limited circumstances described in this prospectus supplement, holders of Depositary Shares will not have any voting rights.

An increase in market interest rates could result in a decrease in the value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the Notes, and the market interest rates subsequently increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

An active trading market for the Notes and Depositary Shares may not develop, which could limit the market price of the Notes or the Depositary Shares or your ability to sell them.

The 7.375% 2023 Notes (when issued) and Initial 7.375% 2023 Notes are quoted on NASDAQ under the symbol “RILYH,” the 6.875% 2023 Notes (when issued) and Initial 6.875% 2023 Notes are quoted on NASDAQ under the symbol “RILYI,” the 2024 Notes (when issued) and Initial 2024 Notes are quoted on NASDAQ under the symbol “RILYO,” the 2025 Notes (when issued) and Initial 2025 Notes are quoted on NASDAQ under the symbol “RILYM,” the 2026 Notes (when issued) and Initial 2026 Notes will be quoted on NASDAQ under the symbol “RILYN,” the 2027 Notes (when issued) and Initial 2027 Notes are quoted on NASDAQ under the symbol “RILYG,” the 2028 Notes (when issued) and Initial 2028 Notes are quoted on NASDAQ under the symbol “RILYT,” the Series A Depositary Shares are quoted on NASDAQ under the symbol “RILYP,” and the Series B Depositary Shares are quoted on NASDAQ under the symbol “RILYL.” We cannot provide any assurances that an active trading market will develop for our Notes or Depositary Shares or that our Note holders or Depositary Share holders will be able to sell their Notes or Depositary Shares. If the Notes and Depositary Shares are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Accordingly, we cannot assure our Note holders or Depositary Share holders that a liquid trading market will develop for our Notes or Depositary Shares, that our Note holders or Depositary Share holders will be able to sell our Notes or Depositary Shares at a particular time or that the price our holders receive when they sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for our Notes or Depositary Shares may be harmed. Accordingly, our Note holders or Depositary Share holders may be required to bear the financial risk of their investment for an indefinite period of time.

We may issue additional Notes.

Under the terms of the indentures governing the Notes, we may from time to time without notice to, or the consent of, the holders of the Notes, create and issue additional notes which will be equal in rank to the Notes. We will not issue any such additional notes unless such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

We may issue additional shares of the Series A Preferred Stock and Series B Preferred Stock and additional series of preferred stock that rank on a parity with the Series A Preferred Stock and Series B Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

We are allowed to issue additional shares of Series A Preferred Stock and Series B Preferred Stock and additional series of preferred stock that would rank on a parity with the Series A Preferred Stock and Series B Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our articles of incorporation and the certificate of designations for the Series A Preferred Stock and Series B Preferred Stock without any vote of the holders of the Series A Preferred Stock and Series B Preferred Stock. Our articles of incorporation authorize us to issue up to 1,000,000 shares of preferred stock in one or more series on terms determined by our Board of Directors. Further, the use of depositary shares enables us to issue significant amounts of preferred stock, notwithstanding the number of shares authorized by our articles of incorporation. The issuance of additional shares of Series A Preferred Stock and Series B Preferred Stock and additional series of parity preferred stock could have the effect of reducing the amounts available to the Series A Preferred Stock and Series B Preferred Stock upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series A Preferred Stock and Series B Preferred Stock issued if we do not have sufficient funds to pay dividends on all Series A Preferred Stock and Series B Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends.

In addition, although holders of the Depositary Shares are entitled to limited voting rights, as described in “Description of Series A Preferred Stock and the Series A Depositary Shares – Voting Rights” and “Description of Series B Preferred Stock and the Series B Depositary Shares — Voting Rights,” with respect to such matters, the holders of the Depositary Shares will vote separately as a class along with all other outstanding series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of the Depositary Shares may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Depositary Shares and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us. Such issuances may also reduce or eliminate our ability to pay dividends on our common stock.

The rating for the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes, could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency.

We have obtained a rating for the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes. Ratings do not reflect market prices or suitability of a security for a particular investor and the rating of the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes may not reflect all risks related to us and our business, or the structure or market value of the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes. We may elect to issue other securities for which we may seek to obtain a rating in the future. If we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes.

The Depositary Shares have not been rated.

The Series A Preferred Stock and Series B Preferred Stock and the Depositary Shares have not been rated and may never be rated. It is possible, however, that one or more rating agencies might independently decide to assign a rating to the Depositary Shares or that we may elect to obtain a rating of the Depositary Shares in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Depositary Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for, or the market value of, the Depositary Shares.

Ratings reflect the views of the issuing rating agency or agencies, and such ratings could at any time be revised downward, placed on negative outlook or withdrawn entirely at the discretion of the issuing rating agency or agencies. Furthermore, a rating is not a recommendation to purchase, sell or hold any particular security, including the Depositary Shares. Ratings do not reflect market prices or the suitability of a security for a particular investor, and any future rating of the Depositary Shares may not reflect all risks related to us and our business, or the structure or market value of the Depositary Shares.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include funding future acquisitions and investments, repaying and/or refinancing indebtedness, making loans and/or providing guaranty or backstop commitments to our clients in the ordinary course of our business, making capital expenditures and funding working capital. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

USE OF PROCEEDS

We expect to use the net proceeds of this offering for general corporate purposes, which may include funding future acquisitions and investments, repaying and/or refinancing indebtedness, making loans and/or providing guaranty or backstop commitments to our clients in the ordinary course of our business, making capital expenditures and funding working capital. Pending any specific application, we may initially invest the net proceeds in short-term interest-bearing accounts, securities or similar investments.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds.

DESCRIPTION OF THE NOTES

The 7.375% 2023 Notes, 6.875% 2023 Notes and 2027 Notes are being issued under an Indenture dated as of November 2, 2016, as supplemented by the First Supplemental Indenture dated November 2, 2016, the Second Supplemental Indenture dated as of May 31, 2017, the Third Supplemental Indenture dated as of December 13, 2017, the Fourth Supplemental Indenture dated as of May 17, 2018 and the Fifth Supplemental Indenture dated as of September 11, 2018, which we refer to collectively as the “2016 Indenture,” between the Company and U.S. Bank National Association, trustee.

The 2024 Notes, 2025 Notes, 2026 Notes and 2028 Notes are being issued under an Indenture dated as of May 7, 2019, as supplemented by the First Supplemental Indenture dated May 7, 2019, the Second Supplemental Indenture dated as of September 23, 2019, the Third Supplemental Indenture dated as of February 12, 2020 and the Fourth Supplemental Indenture dated as of January 25, 2021, which we refer to collectively as the “2019 Indenture,” between the Company and The Bank of New York Mellon Trust Company, N.A., trustee.

We use the term “indentures” to refer collectively to the 2016 Indenture and the 2019 Indenture. We use the term “trustee” to refer to U.S. Bank National Association, as trustee, under the 2016 Indenture, and The Bank of New York Mellon Trust Company, N.A., as trustee, under the 2019 Indenture, as applicable. Set forth below is a description of the specific terms of the Notes and the indentures. This description supplements (and to the extent inconsistent with, replaces) the description of the general terms and provisions of our debt securities set forth in the prospectus under the caption “Description of Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indentures filed as an exhibit to the Current Reports on Form 8-K filed on January 25, 2021, February 12, 2020, September 23, 2019, May 7, 2019, September 11, 2018, May 17, 2018, December 13, 2017 and November 2, 2016.

General

The 7.375% 2023 Notes:

●	will be our general unsecured, senior obligations;

●

will be initially limited to an aggregate principal amount of $150,000,000 (together with the Depositary Shares, the 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes, but excluding the Initial 6.875% 2023 Notes, Initial 2024 Notes, Initial 2025 Notes, Initial 2026 Notes, Initial 2027 Notes and Initial 2028 Notes), with an initial outstanding aggregate principal amount of $0;

●	will mature on May 31, 2023, unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●

will bear cash interest from the most recent interest payment date immediately preceding the date of issuance of the 2023 Notes at an annual rate of 7.375%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, except that 7.375% 2023 Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of 7.375% 2023 Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such 7.375% 2023 Notes will not begin to accrue interest until the interest payment date immediately following such record date, and the interest payable on each interest payment date will be paid only to holders of record of the 7.375% 2023 Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date;

●	will be redeemable at our option, in whole or in part, at any time on and after May 31, 2020, at the price and on the terms described under “—Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	are listed on NASDAQ under the symbol “RILYH”; and

●	will be represented by one or more registered 7.375% 2023 Notes in global form, but in certain limited circumstances may be represented by 7.375% 2023 Notes in definitive form.

The 6.875% 2023 Notes:

●	will be our general unsecured, senior obligations;

●	will be initially limited to an aggregate principal amount of $150,000,000 (together with the Depositary Shares, the 7.375% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes, but excluding the Initial 7.375% 2023 Notes, Initial 2024 Notes, Initial 2025 Notes, Initial 2026 Notes, Initial 2027 Notes and Initial 2028 Notes), with an initial outstanding aggregate principal amount of $0;

●	will mature on September 30, 2023, unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●	will bear cash interest from the most recent interest payment date immediately preceding the date of issuance of the 6.875% 2023 Notes at an annual rate of 6.875%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, except that 6.875% 2023 Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of 6.875% 2023 Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such 6.875% 2023 Notes will not begin to accrue interest until the interest payment date immediately following such record date, and the interest payable on each interest payment date will be paid only to holders of record of the 6.875% 2023 Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date;

●	will be redeemable at our option, in whole or in part, at any time on and after September 30, 2020, at the price and on the terms described under “—Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	are listed on NASDAQ under the symbol “RILYI”; and

●	will be represented by one or more registered 6.875% 2023 Notes in global form, but in certain limited circumstances may be represented by 6.875% 2023 Notes in definitive form.

The 2024 Notes:

●	will be our general unsecured, senior obligations;

●	will be initially limited to an aggregate principal amount of $150,000,000 (together with the Depositary Shares, the 7.375% 2023 Notes, 6.875% 2023 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes, but excluding the Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes, Initial 2025 Notes, Initial 2026 Notes, Initial 2027 Notes and Initial 2028 Notes), with an initial outstanding aggregate principal amount of $0;

●	will mature on May 31, 2024, unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●

will bear cash interest from the most recent interest payment date immediately preceding the date of issuance of the 2024 Notes at an annual rate of 6.75%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, except that 2024 Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of 2024 Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such 2024 Notes will not begin to accrue interest until the interest payment date immediately following such record date, and the interest payable on each interest payment date will be paid only to holders of record of the 2024 Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date;

●	will be redeemable at our option, in whole or in part, at any time on and after May 31, 2021, at the price and on the terms described under “—Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	are listed on NASDAQ under the symbol “RILYO”; and

●	will be represented by one or more registered 2024 Notes in global form, but in certain limited circumstances may be represented by 2024 Notes in definitive form.

The 2025 Notes:

●	will be our general unsecured, senior obligations;

●

will be initially limited to an aggregate principal amount of $150,000,000 (together with the Depositary Shares, the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2026 Notes, 2027 Notes and 2028 Notes, but excluding the Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes, Initial 2024 Notes, Initial 2026 Notes, Initial 2027 Notes and Initial 2028 Notes), with an initial outstanding aggregate principal amount of $0;

●	will mature on February 28, 2025, unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●

will bear cash interest from the most recent interest payment date immediately preceding the date of issuance of the 2025 Notes at an annual rate of 6.375%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, except that 2025 Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of 2025 Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such 2025 Notes will not begin to accrue interest until the interest payment date immediately following such record date, and the interest payable on each interest payment date will be paid only to holders of record of the 2025 Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date;

●	will be redeemable at our option, in whole or in part, at any time on and after February 28, 2021, at the price and on the terms described under “—Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	will be listed on NASDAQ under the symbol “RILYM”; and

●	will be represented by one or more registered 2025 Notes in global form, but in certain limited circumstances may be represented by 2025 Notes in definitive form.

The 2026 Notes:

●	will be our general unsecured, senior obligations;

●

will be initially limited to an aggregate principal amount of $150,000,000 (together with the Depositary Shares, the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2027 Notes and 2028 Notes, but excluding the Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes, Initial 2024 Notes, Initial 2025 Notes, Initial 2027 Notes and Initial 2028 Notes), with an initial outstanding aggregate principal amount of $0;

●	will mature on September 30, 2026, unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●

will bear cash interest from the most recent interest payment date immediately preceding the date of issuance of the 2026 Notes at an annual rate of 6.50%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, except that 2026 Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of 2026 Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such 2026 Notes will not begin to accrue interest until the interest payment date immediately following such record date, and the interest payable on each interest payment date will be paid only to holders of record of the 2026 Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date;

●	will be redeemable at our option, in whole or in part, at any time on and after September 30, 2022, at the price and on the terms described under “—Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	will be listed on NASDAQ under the symbol “RILYN”; and

●	will be represented by one or more registered 2026 Notes in global form, but in certain limited circumstances may be represented by 2026 Notes in definitive form.

The 2027 Notes:

●	will be our general unsecured, senior obligations;

●

will be initially limited to an aggregate principal amount of $150,000,000 (together with the Depositary Shares, the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes and 2028 Notes, but excluding the Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes, Initial 2024 Notes, Initial 2026 Notes and Initial 2028 Notes), with an initial outstanding aggregate principal amount of $0;

●	will mature on December 31, 2027, unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●

will bear cash interest from the most recent interest payment date immediately preceding the date of issuance of the 2027 Notes at an annual rate of 7.25%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, except that 2027 Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of 2027 Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such 2027 Notes will not begin to accrue interest until the interest payment date immediately following such record date, and the interest payable on each interest payment date will be paid only to holders of record of the 2027 Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date;

●	will be redeemable at our option, in whole or in part, at any time on and after December 31, 2020, at the price and on the terms described under “—Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	are listed on NASDAQ under the symbol “RILYG”; and

●	will be represented by one or more registered 2027 Notes in global form, but in certain limited circumstances may be represented by 2027 Notes in definitive form.

The 2028 Notes:

●	will be our general unsecured, senior obligations;

●	will be initially limited to an aggregate principal amount of $150,000,000 (together with the Depositary Shares, the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes and 2027 Notes, but excluding the Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes, Initial 2024 Notes, Initial 2025 Notes, Initial 2026 Notes and Initial 2027 Notes), with an initial outstanding aggregate principal amount of $0;

●	will mature on January 31, 2028, unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●

will bear cash interest from the most recent interest payment date immediately preceding the date of issuance of the 2028 Notes at an annual rate of 6.00%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, except that 2028 Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of 2028 Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such 2028 Notes will not begin to accrue interest until the interest payment date immediately following such record date, and the interest payable on each interest payment date will be paid only to holders of record of the 2028 Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date;

●	will be redeemable at our option, in whole or in part, at any time on and after January 31, 2022, at the price and on the terms described under “—Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	will be listed on NASDAQ under the symbol “RILYT”; and

●	will be represented by one or more registered 2028 Notes in global form, but in certain limited circumstances may be represented by 2028 Notes in definitive form.

The indentures do not limit the amount of indebtedness that we or our subsidiaries may issue. The indentures do not contain any financial covenants and do not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “— Covenants — Merger, Consolidation or Sale of Assets” below, the indentures do not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may from time to time, without the consent of the existing holders, issue additional 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes having the same terms as to status, redemption or otherwise (except the price to public, the issue date and, if applicable, the initial interest payment date) that may constitute a single fungible series with the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes, respectively, offered by this prospectus; provided that if any such additional notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.

Ranking

The Notes are senior unsecured obligations of the Company, and, upon our liquidation, dissolution or winding up, will rank (i) senior to the outstanding shares of our common stock, (ii) senior to any of our future subordinated debt, (iii) pari passu (or equally) with our future unsecured and unsubordinated indebtedness, (iv) effectively subordinated to any existing or future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness and (v) structurally subordinated to all existing and future indebtedness of our subsidiaries, financing vehicles or similar facilities.

Any borrowings under the Wells Fargo Credit Agreement are secured by the proceeds we receive for services rendered in connection with liquidation service contracts pursuant to which any outstanding loan or letters of credit are issued and the assets that are sold at liquidation related to such contracts and will be effectively senior to the Notes to the extent of the value of such proceeds and assets. As of December 31, 2020, we have no letters of credit outstanding under the Wells Fargo Credit Agreement.

Interest

Interest on the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes will accrue from the most recent interest payment date immediately preceding the date of issuance of the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes, respectively, to, but excluding, the maturity date or earlier acceleration or redemption, except that Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such Notes will not begin to accrue interest until the interest payment date immediately following such record date. Interest will be paid quarterly in arrears on January 31, April 30, July 31 and October 31 of each year. The interest payable on each interest payment date will be paid only to holders of record of the Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date. As a general matter, holders of the Notes will not be entitled to receive any payments of principal on the Notes prior to the stated maturity date.

The amount of interest payable for any interest period, including interest payable for any partial interest period, will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

“Business day” means, for any place where the principal and interest on the Notes is payable, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day in which banking institutions in New York are authorized or obligated by law or executive order to close.

Optional Redemption

The 7.375% 2023 Notes may be redeemed in whole or in part at any time at our option (i) on or after May 31, 2020 and prior to May 31, 2021, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after May 31, 2021 and prior to May 31, 2022, at a price equal to $25.375 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after May 31, 2022 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption.

We may redeem the 6.875% 2023 Notes in whole or in part at our option (i) on or after September 30, 2020 and prior to September 30, 2021, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2021 and prior to September 30, 2022, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2022 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding the date of redemption. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption.

We may redeem the 2024 Notes for cash in whole or in part at any time at our option (i) on or after May 31, 2021 and prior to May 31, 2022, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after May 31, 2022 and prior to May 31, 2023, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after May 31, 2023 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

We may redeem the 2025 Notes for cash in whole or in part at any time at our option (i) on or after February 28, 2021 and prior to February 28, 2022, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after February 28, 2022 and prior to February 28, 2023, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after February 28, 2023 and prior to February 29, 2024, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after February 29, 2024 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

We may redeem the 2026 Notes for cash in whole or in part at any time at our option (i) on or after September 30, 2022 and prior to September 30, 2023, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2023 and prior to September 30, 2024, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2024 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

The 2027 Notes may be redeemed in whole or in part at any time or from time to time on or after December 31, 2020, at our option, upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption, at a redemption price equal to the principal amount plus any unpaid interest payable thereon accrued to, but excluding, the date fixed for redemption.

The 2028 Notes may be redeemed for cash in whole or in part at any time at our option (i) on or after January 31, 2022 and prior to January 31, 2023, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after January 31, 2023 and prior to January 31, 2024, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after January 31, 2024 and prior to January 31, 2025, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after January 31, 2025 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption.

If less than all of the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes or 2028 Notes or are to be redeemed, the particular 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes, respectively, to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee from the outstanding 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes or 2028 Notes, respectively, not previously called for redemption, by lot, or in the trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes or 2028 Notes, respectively, will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes or 2028 Notes, respectively. The trustee will promptly notify us in writing of the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes or 2028 Notes, respectively, selected for redemption and, in the case of any 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes or 2028 Notes, respectively, selected for partial redemption, the principal amount thereof to be redeemed.

Unless we default on the payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

Events of Default

Holders of a particular series of Notes will have rights if an Event of Default occurs in respect of such series of Notes and is not cured, as described later in this subsection. The term “Event of Default” in respect of a series of Notes means any of the following:

●	we do not pay interest on any Note within the same series when due, and such default is not cured within 30 days;

●	we do not pay the principal of the Notes within the same series when due and payable;

●	we breach any covenant or warranty in the indenture with respect to such series of Notes and such breach continues for 60 days after we receive a written notice of such breach from the trustee or the holders of at least 25% of the principal amount of the Notes within the same series; and

●	certain specified events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days.

The trustee may withhold notice to the holders of either series of the Notes of any default, except in the payment of principal or interest, if the trustee in good faith determines the withholding of notice to be in the interest of the holders of such series of the Notes.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the Notes, or else specifying any default.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes within the same series may declare the entire principal amount of the Notes within the same series, together with accrued and unpaid interest, if any, to be due and payable immediately by a notice in writing to us and, if notice is given by the holders of the Notes within the same series, the trustee. This is called an “acceleration of maturity.” If the Event of Default occurs in relation to our filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the trustee or the holders, become immediately due and payable.

At any time after a declaration of acceleration of a particular series of Notes has been made by the trustee or the holders of such Notes and before any judgment or decree for payment of money due has been obtained by the trustee, the holders of a majority of the outstanding principal of such Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee all amounts due and owed with respect to such Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (ii) any other Events of Default have been cured or waived.

At our election, the sole remedy with respect to an Event of Default due to our failure to comply with certain reporting requirements under the Trust Indenture Act or under “— Covenants — Reporting” below, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such default and (2) 0.50% for calendar days 91 through 180 after such default. On the 181st day after such Event of Default, if such violation is not cured or waived, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If we choose to pay such additional interest, we must notify the trustee and the holders of the Notes by certificate of our election at any time on or before the close of business on the first business day following the Event of Default.

Before a holder of the Notes is allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce such holder’s rights relating to the Notes, the following must occur:

●	such holder must give the trustee written notice that the Event of Default has occurred and remains uncured;

●	the holders of at least 25% of the outstanding principal of the same series of Notes must have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

●	such holder or holders must have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

●	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority of the outstanding principal of the same series of Notes.

No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Book-entry and other indirect holders of the Notes should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Waiver of Defaults

The holders of not less than a majority of the outstanding principal amount of the 7.375% 2023 Notes and the Initial 7.375% 2023 Notes, voting together, the 6.875% 2023 Notes and the Initial 6.875% 2023 Notes, voting together, the 2024 Notes and the Initial 2024 Notes, voting together, the 2025 Notes and the Initial 2025 Notes, voting together, the 2026 Notes and the Initial 2026 Notes, voting together, the 2027 Notes and the Initial 2027 Notes, voting together, and the 2028 Notes and the Initial 2028 Notes, voting together, may on behalf of the holders of all 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes or 2028 Notes, respectively, waive any past default with respect to such 7.375% 2023 Notes and Initial 7.375% 2023 Notes, 6.875% 2023 Notes and Initial 6.875% 2023 Notes, 2024 Notes and Initial 2024 Notes, 2025 Notes and Initial 2025 Notes, 2026 Notes and Initial 2026 Notes, 2027 Notes and Initial 2027 Notes or 2028 Notes and Initial 2028 Notes, other than (i) a default in the payment of principal or interest on such series of Notes, when such payments are due and payable (other than by acceleration as described above), or (ii) in respect of a covenant that cannot be modified or amended without the consent of each holder of such series of Notes.

Covenants

In addition to any other covenants described in the prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by us and related matters, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between a base indenture and the following covenants, the following covenants will govern.

Merger, Consolidation or Sale of Assets

The indenture provides that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property in any one transaction or series of related transactions unless:

●	we are the surviving entity or the entity (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

●	the surviving entity (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such surviving entity, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

●	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or Event of Default has occurred and is continuing; and

●	in the case of a merger where the surviving entity is other than us, we or such surviving entity will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

Reporting

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Modification or Waiver

There are three types of changes we can make to the indentures and the Notes (in each case below, all references to the Notes shall include the Initial Notes as well as the Notes offered hereby):

Changes Not Requiring Approval

First, there are changes that we can make to the Notes without the specific approval of the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect and include changes:

●	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indentures and the Notes;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default;

●	to modify, eliminate or add to any of the provisions of the indentures to such extent as necessary to effect the qualification of the indentures under the Trust Indenture Act, and to add to the indentures such other provisions as may be expressly permitted by the trust indenture act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

●	to cure any ambiguity or to correct or supplement any provision contained in the indentures or in any supplemental indenture which may be defective or inconsistent with other provisions;

●	to secure the Notes;

●	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indentures as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

●	to make provisions in regard to matters or questions arising under the indentures, so long such other provisions to do not materially affect the interest of any other holder of the Notes.

Changes Requiring Approval of Each Holder

We cannot make certain changes to the Notes without the specific approval of each holder of the same series of Notes. The following is a list of those types of changes:

●	changing the stated maturity of the principal of, or any installment of interest on, any Note;

●	reducing the principal amount or rate of interest of any Note;

●	changing the place of payment where any Note or any interest is payable;

●	impairing the right to institute suit for the enforcement of any payment on or after the date on which it is due and payable;

●	reducing the percentage in principal amount of holders of the Notes whose consent is needed to modify or amend the indentures; and

●	reducing the percentage in principal amount of holders of the Notes whose consent is needed to waive compliance with certain provisions of the indentures or to waive certain defaults.

Changes Requiring Majority Approval

Any other change to the indentures and the Notes would require the following approval:

●	if the change only affects a particular series of Notes, it must be approved by holders of not less than a majority in aggregate principal amount of the applicable series of outstanding Notes; and

●	if the change affects more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of not less than a majority in aggregate principal amount of each of the series of debt securities affected by the change.

Consent from holders to any change to the indentures or the Notes must be given in writing.

Further Details Concerning Voting

The amount of Notes in a particular series deemed to be outstanding for the purpose of voting will include all such Notes in such series authenticated and delivered under the indenture applicable to such series of Notes as of the date of determination except:

●	Notes cancelled by the trustee or delivered to the trustee for cancellation;

●	Notes for which we have deposited with the trustee or paying agent or set aside in trust money for their payment or redemption and, if money has been set aside for the redemption of the Notes, notice of such redemption has been duly given pursuant to the indenture to the satisfaction of the trustee;

●	Notes held by the Company, its subsidiaries or any other entity which is an obligor under the Notes, unless such Notes have been pledged in good faith and the pledgee is not the Company, an affiliate of the Company or an obligor under the Notes;

●	Notes for which have undergone full defeasance, as described below; and

●	Notes which have been paid or exchanged for other Notes due to such Notes loss, destruction or mutilation, with the exception of any such Notes held by bona fide purchasers who have presented proof to the trustee that such Notes are valid obligations of the Company.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of a particular series of Notes that are entitled to vote or take other action under the indenture, and the trustee will generally be entitled to set any day as a record date for the purpose of determining the holders of such series of Notes that are entitled to join in the giving or making of any Notice of Default, any declaration of acceleration of maturity of such Notes, any request to institute proceedings or the reversal of such declaration. If we or the trustee set a record date for a vote or other action to be taken by the holders of such Notes, that vote or action can only be taken by persons who are holders of such Notes on the record date and, unless otherwise specified, such vote or action must take place on or prior to the 180th day after the record date. We may change the record date at our option, and we will provide written notice to the trustee and to each holder of a particular series of Notes of any such change of record date.

Defeasance

The following defeasance provisions will be applicable to the Notes. “Defeasance” means that, by irrevocably depositing with the trustee an amount of cash denominated in U.S. dollars and/or U.S. government obligations sufficient to pay all principal and interest, if any, on all or any series of the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under such Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture relating to the specific Notes. The consequences to the holders of the Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the Notes could not be accelerated for any reason, the holders of the Notes nonetheless would be guaranteed to receive the principal and interest owed to them.

Covenant Defeasance

Under the indentures, we have the option to take the actions described below and be released from some of the restrictive covenants under the indentures under which any series of the Notes were issued. This is called “covenant defeasance.” In that event, holders of such Notes would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay the Notes. In order to achieve covenant defeasance, the following must occur:

●	we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of the all holders of the applicable series of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient to generate enough cash to make interest, principal and any other applicable payments on such Notes on their various due dates;

●	we must deliver to the trustee a legal opinion of our counsel stating that under U.S. federal income tax law, we may make the above deposit and covenant defeasance without causing holders to be taxed on the applicable series of the Notes differently than if those actions were not taken;

●	we must deliver to the trustee an officers’ certificate stating that the applicable series of the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

●	no default or Event of Default with respect to the applicable series of the Notes has occurred and is continuing, and no defaults or Events of Defaults related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

●	the covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

●	the covenant defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

●	the covenant defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

●	we must deliver to the trustee an officers’ certificate and a legal opinion from our counsel stating that all conditions precedent with respect to the covenant defeasance have been complied with.

Full Defeasance

If there is a change in U.S. federal income tax law, we can legally release ourselves from all payment and other obligations on any applicable series of the Notes if we take the following actions below:

●	we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of the all holders of the applicable series of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

●	we must deliver to the trustee a legal opinion confirming that there has been a change to the current U.S. federal income tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing holders to be taxed on the applicable series of the Notes any differently than if we did not make the deposit;

●	we must deliver to the trustee an officers’ certificate stating that the applicable series of the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

●	no default or Event of Default with respect to the applicable series of the Notes has occurred and is continuing and no defaults or Events of Defaults related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

●	the full defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

●	the full defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

●	the full defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

●	we must deliver to the trustee an officers’ certificate and a legal opinion from our counsel stating that all conditions precedent with respect to the full defeasance have been complied with.

In the event that the trustee is unable to apply the funds held in trust to the payment of obligations under the applicable series of the Notes by reason of a court order or governmental injunction or prohibition, then those of our obligations discharged under the full defeasance or covenant defeasance will be revived and reinstated as though no deposit of funds had occurred, until such time as the trustee is permitted to apply all funds held in trust under the procedure described above may be applied to the payment of obligations under such Notes. However, if we make any payment of principal or interest on the applicable series of the Notes to the holders, we will have the right to receive such payments from the trust in the place of the holders.

Listing

The 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes and 2028 Notes are listed on NASDAQ under the symbols “RILYH,” “RILYI,” “RILYO,” “RILYM,” “RILYN,” “RILYG,” and “RILYT,” respectively. The Notes trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Notes that is not included in the trading price.

Governing Law

The indentures and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Global Notes; Book-Entry Issuance

The Notes will be issued in the form of one or more global certificates, or “Global Notes,” registered in the name of The Depository Trust Company, or “DTC”. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede &Co. to be the initial registered holder of the Notes. No person that acquires a beneficial interest in the Notes will be entitled to receive a certificate representing that person’s interest in the Notes except as described herein. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of the Notes will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or “Direct Participants,” deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.”

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or “Indirect Participants.” DTC has an S&P rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Notes to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee or depositary on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with the Notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the applicable trustee or depositary, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee or depositary. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

None of the Company, the trustee, any depositary, or any agent of any of them will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Termination of a Global Note

If a Global Note is terminated for any reason, interest in it will be exchanged for certificates in non-book-entry form as certificated securities. After such exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a Global Note transferred on termination to their own names, so that they will be holders of the Notes. See “— Form, Exchange and Transfer of Certificated Registered Securities.”

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the Note on the interest payment date. Because we pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.

Payments on Global Notes

We will make payments on the Notes so long as they are represented by Global Notes in accordance with the applicable policies of the depositary in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interest in the Global Notes. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

In the event the Notes become represented by certificates, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder of the Note at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all payments of principal by check at the office of the trustee in the contiguous United States and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.

Payment When Offices Are Closed

If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.

Form, Exchange and Transfer of Certificated Registered Securities

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

●	DTC notified us at any time that it is unwilling or unable to continue as depositary for the Global Notes;

●	DTC ceases to be registered as a clearing agency under the Exchange Act; or

●	an Event of Default with respect to such Global Note has occurred and is continuing.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering the Notes in the name of holders transferring Notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts.

Holders will not be required to pay a service charge for any registration of transfer or exchange of their certificated securities, but they may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we redeem any of the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to determine or fix the list of holders to prepare the mailing. We may also refuse to register transfer or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.

About the Trustees

U.S. Bank National Association is the trustee under the 2016 Indenture governing the 7.375% 2023 Notes, 6.875% 2023 Notes and 2027 Notes and will be the principal paying agent and registrar for the 7.375% 2023 Notes, 6.875% 2023 Notes and 2027 Notes. U.S. Bank National Association may resign or be removed with respect to the 7.375% 2023 Notes, 6.875% 2023 Notes or 2027 Notes provided that a successor trustee is appointed to act with respect to the 7.375% 2023 Notes, 6.875% 2023 Notes or 2027 Notes, as the case may be.

The Bank of New York Mellon Trust Company, N.A., is the trustee under the 2019 Indenture governing the 2024 Notes, 2025 Notes, 2026 Notes and 2028 Notes and will be the principal paying agent and registrar for the 2024 Notes, 2025 Notes, 2026 Notes and 2028 Notes. The Bank of New York Mellon Trust Company, N.A., may resign or be removed with respect to the 2024 Notes, 2025 Notes, 2026 Notes or 2028 Notes, provided that a successor trustee is appointed to act with respect to the 2024 Notes, 2025 Notes, 2026 Notes or 2028 Notes, as the case may be.

DESCRIPTION OF SERIES A PREFERRED STOCK AND THE SERIES A DEPOSITARY SHARES

The following is a summary of the material terms and provisions of the Series A Preferred Stock and the Series A Depositary Shares. The statements below describing our Series A Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation, including the certificate of designation establishing the Series A Preferred Stock, and our bylaws, each of which is available from us as described in the “Where You Can Find More Information” section of this prospectus supplement and is incorporated by reference in this prospectus supplement. See also “Description of Series A Depositary Shares” in the accompanying prospectus. This description of the particular terms of the Series A Preferred Stock and the Series A Depositary Shares supplements the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus under “Description of Preferred Stock” and under “Description of Depositary Shares.” For a description of the common stock into which the Series A Preferred Stock is convertible, see “Description of Capital Stock — Common Stock” in the accompanying prospectus.

General

Our Amended and Restated Certificate of Incorporation, as amended, provides that we are authorized to issue 101,000,000 shares of capital stock. Our authorized capital stock is comprised of 100,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Shares of preferred stock and related depositary shares may be offered and sold from time to time, in one or more series, as authorized by our Board of Directors. Our Board of Directors is authorized to set for each series of preferred stock and related depositary shares the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption. The Series A Preferred Stock is being issued pursuant to the certificate of designation that sets forth the terms of a series of preferred stock consisting of up to 10,000 shares, designated 6.875% Series A Cumulative Perpetual Preferred Stock.

Each depositary share represents a 1/1000th fractional interest in a share of Series A Preferred Stock. The Series A Preferred Stock underlying the Series A Depositary Shares will be deposited with Continental Stock Transfer & Trust Company, as depositary, under a deposit agreement among us, the depositary and the holders from time to time of the depositary receipts issued by the depositary under the deposit agreement. The Series A Depositary Shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Subject to the terms of the deposit agreement, each record holder of depositary receipts evidencing Series A Depositary Shares will be entitled, proportionately, to all the rights and preferences of, and subject to all of the limitations of, the interest in the Series A Preferred Stock underlying the Series A Depositary Shares (including dividend, voting, redemption and liquidation rights and preferences). See “Description of Depositary Shares” of the accompanying prospectus.

Ranking

The Series A Preferred Stock represented by the Series A Depositary Shares res will, as to dividend rights and rights upon our liquidation, dissolution or winding-up, rank:

(1)	Senior to all classes or series of our common stock and to all other equity securities issued by us other than any equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock;

(2)	Junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(3)	Effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends

Holders of Series A Depositary Shares representing interests in the Series A Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.875% of the $25,000.00 liquidation preference ($25.00 per depositary share) per year (equivalent to $1,718.75 per year or $1.71875 per year per depositary share). Dividends on the Series A Preferred Stock will accumulate and be cumulative from, and including, the date of original issue by us of the Series A Preferred Stock. Dividends will be payable quarterly in arrears on or about the last day of January, April, July and October; provided that if any dividend payment date is not a business day, as defined in the certificate of designation, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to that next succeeding business day. Whenever we pay dividends on the Series A Preferred Stock held by the depositary, the depositary will pay dividends on the same date on the Series A Depositary Shares. We refer to each such date as a Dividend Payment Date.

Any dividend, including any dividend payable on the Series A Preferred Stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series A Depositary Shares as they appear in the depositary’s records at the close of business on the applicable record date, which will be the date that our Board of Directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the Dividend Payment Date, which we refer to as a Dividend Payment Record Date.

Our Board of Directors will not authorize, pay or set apart for payment by us any dividend on the Series A Preferred Stock at any time that:

●	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

●	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

●	the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not:

●	the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

●	we have earnings;

●	there are funds legally available for the payment of the dividends; and

●	the dividends are authorized.

No interest, or sums in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock, which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code) a portion, which we refer to as the Capital Gains Amount, of the dividends not in excess of our earning and profits that are paid or made available for the year to the holders of all classes of shares, or the Total Dividends, then the portion of the Capital Gains Amount that will be allocable to the holders of Series A Depositary Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of Series A Depositary Shares for the year and the denominator of which will be the Total Dividends.

We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up) or declare or make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) by conversion into or exchange for common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) for the redemption of shares of our stock pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our stock and (iii) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past dividend periods.

Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series A Preferred Stock and all stock that ranks on parity with the Series A Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series A Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series A Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued and unpaid dividend.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25,000.00 per share (or $25.00 per depositary share), plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series A Preferred Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series A Preferred Stock will be entitled to written notice of any liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock and Series A Depositary Shares will have no right or claim to any of our remaining assets.

Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding up. The Series A Preferred Stock will rank senior to the common stock as to priority for receiving liquidating distributions and on a parity with any existing and future equity securities which, by their terms, rank on a parity with the Series A Preferred Stock.

Optional Redemption

The Series A Preferred Stock is not redeemable prior to October 7, 2024, except under the circumstances described below. On or after October 7, 2024, the Series A Preferred Stock may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25,000.00 per share ($25.00 per depositary share), plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon the giving of notice, as provided below. Whenever we redeem shares of our Series A Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date a number of Series A Depositary Shares representing the shares so redeemed and the depositary receipts evidencing such Series A Depositary Shares.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot.

We shall give the depositary not less than 30 nor more than 60 days prior written notice of redemption of the deposited Series A Preferred Stock. A similar notice of redemption will be mailed by the depositary not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of Series A Depositary Shares that is to be redeemed. The notice will notify the holder of the election to redeem the shares and will state at least the following:

●	the date fixed for redemption thereof, which we refer to as the Redemption Date;

●	the redemption price;

●	the number of shares of Series A Preferred Stock and Series A Depositary Shares to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder);

●	the place(s) where the depositary receipts evidencing the Series A Depositary Shares are to be surrendered for payment; and

●	that dividends on the Series A Depositary Shares will cease to accumulate on the date prior to the Redemption Date.

On or after the Redemption Date, each holder of Series A Depositary Shares to be redeemed must present and surrender the depositary receipts evidencing the Series A Depositary Shares to the depositary at the place designated in the notice of redemption. The redemption price of the shares will then be paid to or on the order of the person whose name appears on such depositary receipts as the owner thereof. Each surrendered depositary receipt will be canceled. In the event that fewer than all the depositary receipts are to be redeemed, a new depositary receipt will be issued representing the unredeemed Series A Depositary Shares.

From and after the Redemption Date (unless we default in payment of the redemption price):

●	all dividends on the shares designated for redemption in the notice will cease to accumulate;

●	all rights of the holders of the shares, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the date prior to the Redemption Date), will cease and terminate;

●	the shares will not thereafter be transferred (except with our consent) on the depositary’s books; and

●	the shares will not be deemed to be outstanding for any purpose whatsoever.

Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Depositary Shares representing interests in the Series A Preferred Stock.

Special Optional Redemption

During any period of time (whether before or after October 7, 2024) that both (i) the Series A preferred stock (or the Series A Depositary Shares) are no longer listed on the NYSE, the NYSE AMER or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series A preferred stock is still outstanding (which we refer to collectively as a “Delisting Event”), we may, at our option, redeem the Series A preferred stock, in whole or in part and within 90 days after the date of the Delisting Event, by paying $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date of redemption.

In addition, upon the occurrence of a Change of Control (defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares).

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right described above or our special optional redemption), the holders of Series A Depositary Shares representing interests in the Series A Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Rights” in respect of their shares called for redemption.

The depositary will mail to you, if you are a record holder of the Series A Depositary Shares representing interests in the Series A Preferred Stock, a notice of redemption, furnished by us, no fewer than 30 days nor more than 60 days before the redemption date. The depositary will send the notice to your address shown on the records of the depositary. No failure to give the notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any Series A Depositary Shares or shares of our Series A Preferred Stock except as to a holder to whom notice was defective or not given. Each notice will state the following:

●	the redemption date;

●	the redemption price;

●	the number of Series A Depositary Shares representing interests in the Series A Preferred Stock to be redeemed;

●	the place(s) where the depositary receipts (or Series A Preferred Stock certificates, if no longer held in depositary form) are to be surrendered for payment;

●	that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions or circumstances constituting such Delisting Event or Change of Control, as applicable;

●	that the holders of Series A Depositary Shares representing interests in the Series A Preferred Stock to which the notice relates will not be able to convert such shares of Series A Preferred Stock in connection with the Delisting Event or Change of Control, as applicable, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

●	that dividends on the Series A Preferred Stock to be redeemed will cease to accumulate on the date prior to the redemption date.

A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity, such other entity) has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE AMER or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ.

If we redeem fewer than all of the outstanding shares of Series A Preferred Stock, the notice of redemption mailed to each record holder of Series A Depositary Shares will also specify the number of shares of Series A Preferred Stock that we will redeem from such record holder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption and have irrevocably set aside sufficient funds for the redemption for the benefit of the holders of the Series A Depositary Shares representing interests in the Series A Preferred Stock called for redemption, then from and after the redemption date, those depositary shares will be treated as no longer being outstanding, no further dividends will accumulate on the underlying Series A Preferred Stock and all other rights of the holders of those Series A Depositary Shares will terminate. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. The holders of those Series A Depositary Shares will retain their right to receive the redemption price for their underlying shares of Series A Preferred Stock (including any accumulated and unpaid dividends to but excluding the redemption date).

The holders of Series A Depositary Shares representing interests in the Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Depositary Shares representing interests in the Series A Preferred Stock.

Conversion Rights

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Depositary Shares representing interests in the Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Depositary Shares or the Series A Preferred Stock as described above under “— Optional Redemption” or “— Special Optional Redemption”) to direct the depositary, on such holder’s behalf, to convert some or all of the shares of Series A Preferred Stock underlying the Series A Depositary Shares held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our common stock (or equivalent value of alternative consideration) per depositary share, or the “Common Stock Conversion Consideration,” equal to the lesser of:

●	the quotient obtained by dividing (1) the sum of the $25.00 per depositary share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (such quotient, the “Conversion Rate”); and

●	2.176 (i.e., the Series A Share Cap), subject to certain adjustments described below.

The Series A Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our common stock to existing holders of common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Series A Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (1) the Series A Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control pursuant to, or in connection with, which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Depositary Shares representing interests in Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, the Conversion Consideration that the holders of the Series A Depositary Shares representing interests in the Series A Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in, or in connection with, the Delisting Event or Change of Control, as applicable.

We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. Because each depositary share represents a 1/1000th interest in a share of the Series A Preferred Stock, the number of shares of common stock ultimately received for each depositary share will be equal to the number of shares of common stock received upon conversion of each share of Series A Preferred Stock divided by 1000. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of Series A Depositary Shares the cash value of such fractional shares in lieu of such fractional shares.

Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, we will provide to holders of the Series A Depositary Shares representing interests in the Series A Preferred Stock a notice of occurrence of the Delisting Event or Change of Control, as applicable, that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:

●	the events constituting the Delisting Event or Change of Control, as applicable;

●	the date of the Delisting Event or Change of Control, as applicable;

●	the last date on which the holders of the Series A Depositary Shares representing interests in the Series A Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

●	the method and period for calculating the Common Stock Price;

●	the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

●	that if, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem all or any portion of the Series A Depositary Shares representing interests in the Series A Preferred Stock, holders will not be able to convert the Series A Depositary Shares representing interests in the Series A Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

●	if applicable, the type and amount of Conversion Consideration entitled to be received per share of Series A Preferred Stock;

●	the name and address of the paying agent and the conversion agent;

●	the procedures that the holders of the Series A Depositary Shares representing interests in the Series A Preferred Stock must follow to exercise the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

●	the last date on which holders of the Series A Depositary Shares representing interests in the Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of the Series A Depositary Shares representing interests in the Series A Preferred Stock.

To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, each holder of Series A Depositary Shares representing interests in the Series A Preferred Stock will be required to deliver, on or before the close of business on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the depositary receipts or certificates, if any, evidencing the interests in Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the depositary. The conversion notice must state:

●	the “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, which will be a business day fixed by our board of directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series A Depositary Shares representing interests in the Series A Preferred Stock;

●	the number of Series A Depositary Shares representing interests in the shares of Series A Preferred Stock to be converted; and

●	that the Series A Depositary Shares are to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

The “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock; and (2) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing prices for our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Holders of the Series A Depositary Shares representing interests in the Series A Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (in whole or in part), by a written notice of withdrawal delivered to the depositary prior to the close of business on the business day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state:

●	the number of withdrawn Series A Depositary Shares;

●	if certificated Series A Depositary Shares have been issued, the receipt or certificate numbers of the withdrawn Series A Depositary Shares; and

●	the number of Series A Depositary Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company or a similar depositary, and the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable depositary.

Shares of Series A Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem such shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25,000.00 per share (or $25.00 per depositary share), plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. See “Description of Series A Preferred Stock and The Series A Depositary Shares — Optional Redemption” and “Description of Series A Preferred Stock and The Series A Depositary Shares — Special Optional Redemption.”

We will deliver the applicable Conversion Consideration no later than the third business day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into our common stock.

The Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Neither the Series A Preferred Stock nor the Series A Depositary Shares are convertible into or exchangeable for any other securities or property, except as provided above.

Limited Voting Rights

Except as described below, holders of Series A Depositary Share will generally have no voting rights. In any matter in which the Series A Preferred Stock may vote (as expressly provided herein, or as may be required by law), each share of Series A Preferred Stock shall be entitled to one vote. As a result, each depositary share will be entitled to 1/1000th of a vote.

If dividends on the Series A Preferred Stock are in arrears, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of preferred stock as to which dividends are so in arrears or at the next annual meeting of shareholders, for the election of two additional directors to serve on our Board of Directors until all dividend arrearages have been paid. If and when all accumulated dividends on the Series A Preferred Stock for all past dividend periods shall have been paid in full, holders of shares of Series A Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and, unless outstanding shares of parity preferred stock remain entitled to vote in the election of preferred stock directors, the term of office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.

Any amendment, alteration, repeal or other change to any provision of our articles of incorporation, including the certificate of designation establishing the Series A Preferred Stock, whether by merger, consolidation or otherwise, in any manner that would materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting separately as a class.

In addition, the creation, issuance or increase in the authorized number of shares of any class or series of stock having a preference as to dividends or distributions, whether upon liquidation, dissolution, or otherwise, that is senior to the shares of Series A Preferred Stock requires the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting separately as a class.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock:

●	any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of equity securities of any class or series ranking, as to dividends or liquidation preference, on a parity with, or junior to, the Series A Preferred Stock; or

●	the amendment, alteration or repeal or change of any provision of our articles of incorporation, including the certificate of designation establishing the Series A Preferred Stock, as a result of a merger, consolidation, reorganization or other business combination, if the Series A Preferred Stock (or shares into which the Series A Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof materially unchanged.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series A Depositary Shares representing interests in the Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into our common stock. The Series A Preferred Stock is not subject to any sinking fund.

Surrender of Series A Depositary Shares for Shares of Series A Preferred Stock

Under certain circumstances, holders may be required to surrender depositary receipts to the depositary or us. In the event of such a surrender of Series A Depositary Shares, the holder will be entitled to receive the number of whole or fractional shares of Series A Preferred Stock represented by the Series A Depositary Shares. See “ Description of Depositary Shares — Withdrawal of Stock” and “Description of Depositary Shares — Amendment and Termination of the Deposit Agreement” in the accompanying prospectus.

Depositary Share Listing

The Series A Depositary Shares are listed on NASDAQ under the symbol “RILYP.” The Series A Preferred Stock underlying the Series A Depositary Shares will not be listed, and we do not expect any trading market will develop for the Series A Preferred Stock except as represented by the Series A Depositary Shares.

Depositary

The depositary for the Series A Preferred Stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF SERIES B PREFERRED STOCK AND THE SERIES B DEPOSITARY SHARES

The following is a summary of the material terms and provisions of the Series B Preferred Stock and the Depositary Shares. The statements below describing our Series B Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation, including the certificate of designation establishing the Series B Preferred Stock, and our bylaws, each of which is available from us as described in the “Where You Can Find More Information” section of this prospectus supplement and is incorporated by reference in this prospectus supplement. See also “Description of Depositary Shares” in the accompanying prospectus. This description of the particular terms of the Series B Preferred Stock and the Series B Depositary Shares supplements the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus under “Description of Preferred Stock” and under “Description of Depositary Shares.” For a description of the common stock into which the Series B Preferred Stock is convertible, see “Description of Capital Stock — Common Stock” in the accompanying prospectus.

General

Our Amended and Restated Certificate of Incorporation, as amended, provides that we are authorized to issue 101,000,000 shares of capital stock. Our authorized capital stock is comprised of 100,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Shares of preferred stock and related depositary shares may be offered and sold from time to time, in one or more series, as authorized by our Board of Directors. Our Board of Directors is authorized to set for each series of preferred stock and related depositary shares the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption. The Series B Preferred Stock is being issued pursuant to the certificate of designation that sets forth the terms of a series of preferred stock consisting of up to 10,000 shares, designated 7.375% Series B Cumulative Perpetual Preferred Stock.

Each depositary share represents a 1/1000th fractional interest in a share of Series B Preferred Stock. The Series B Preferred Stock underlying the Series B Depositary Shares will be deposited with Continental Stock Transfer & Trust Company, as depositary, under a deposit agreement among us, the depositary and the holders from time to time of the depositary receipts issued by the depositary under the deposit agreement. The Series B Depositary Shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Subject to the terms of the deposit agreement, each record holder of depositary receipts evidencing Series B Depositary Shares will be entitled, proportionately, to all the rights and preferences of, and subject to all of the limitations of, the interest in the Series B Preferred Stock underlying the Series B Depositary Shares (including dividend, voting, redemption and liquidation rights and preferences).

Ranking

The Series B Preferred Stock represented by the Series B Depositary Shares will, as to dividend rights and rights upon our liquidation, dissolution or winding-up, rank:

(1)	Senior to all classes or series of our common stock and to all other equity securities issued by us expressly designated as ranking junior to the Series B Preferred Stock;

(2)	On parity with our Series A Preferred Stock, and with any future class or series of our equity securities expressly designated as ranking on parity with the Series B Preferred Stock;

(3)	Junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and

(4)	Effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends

Holders of Series B Depositary Shares representing interests in the Series B Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.375% of the $25,000.00 liquidation preference ($25.00 per depositary share) per year (equivalent to $1,843.75 per year or $1.84375 per year per depositary share). Dividends on the Series B Preferred Stock will accumulate and be cumulative from, and including, the date of original issue by us of the Series B Preferred Stock. Dividends will be payable quarterly in arrears on or about the last day of January, April, July and October; provided that if any dividend payment date is not a business day, as defined in the certificate of designation, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to that next succeeding business day. Whenever we pay dividends on the Series B Preferred Stock held by the depositary, the depositary will pay dividends on the same date on the Series B Depositary Shares. We refer to each such date as a Dividend Payment Date.

Any dividend, including any dividend payable on the Series B Preferred Stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series B Depositary Shares as they appear in the depositary’s records at the close of business on the applicable record date, which will be the date that our Board of Directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the Dividend Payment Date, which we refer to as a Dividend Payment Record Date.

Our Board of Directors will not authorize, pay or set apart for payment by us any dividend on the Series B Preferred Stock at any time that:

●	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

●	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

●	the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not:

●	the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

●	we have earnings;

●	there are funds legally available for the payment of the dividends; and

●	the dividends are authorized.

No interest, or sums in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock, which may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code) a portion, which we refer to as the Capital Gains Amount, of the dividends not in excess of our earning and profits that are paid or made available for the year to the holders of all classes of shares, or the Total Dividends, then the portion of the Capital Gains Amount that will be allocable to the holders of Series B Depositary Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of Series B Depositary Shares for the year and the denominator of which will be the Total Dividends.

We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up) or declare or make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) by conversion into or exchange for common stock or other stock ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) for the redemption of shares of our stock pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our stock and (iii) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock and any other stock that ranks on parity with the Series B Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series B Preferred Stock for all past dividend periods.

Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series B Preferred Stock and all stock that ranks on parity with the Series B Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series B Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series B Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series B Preferred Stock will first be credited against the earliest accrued and unpaid dividend.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series B Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25,000.00 per share (or $25.00 per depositary share), plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series B Preferred Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series B Preferred Stock, then the holders of the Series B Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series B Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series B Preferred Stock will be entitled to written notice of any liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock and Series B Depositary Shares will have no right or claim to any of our remaining assets.

Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding up. The Series B Preferred Stock will rank senior to the common stock as to priority for receiving liquidating distributions and on a parity with any existing and future equity securities which, by their terms, rank on a parity with the Series B Preferred Stock.

Optional Redemption

The Series B Preferred Stock is not redeemable prior to September 4, 2025, except under the circumstances described below. On or after September 4, 2025, the Series B Preferred Stock may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25,000.00 per share ($25.00 per depositary share), plus all dividends accumulated and unpaid (whether or not declared) on the Series B Preferred Stock up to, but not including, the date of such redemption, upon the giving of notice, as provided below. Whenever we redeem shares of our Series B Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date a number of Series B Depositary Shares representing the shares so redeemed and the depositary receipts evidencing such Series B Depositary Shares.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot.

We shall give the depositary not less than 30 nor more than 60 days prior written notice of redemption of the deposited Series B Preferred Stock. A similar notice of redemption will be mailed by the depositary not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of Series B Depositary Shares that is to be redeemed. The notice will notify the holder of the election to redeem the shares and will state at least the following:

●	the date fixed for redemption thereof, which we refer to as the Redemption Date;

●	the redemption price;

●	the number of shares of Series B Preferred Stock and Series B Depositary Shares to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder);

●	the place(s) where the depositary receipts evidencing the Series B Depositary Shares are to be surrendered for payment; and

●	that dividends on the Series B Depositary Shares will cease to accumulate on the date prior to the Redemption Date.

On or after the Redemption Date, each holder of Series B Depositary Shares to be redeemed must present and surrender the depositary receipts evidencing the Series B Depositary Shares to the depositary at the place designated in the notice of redemption. The redemption price of the shares will then be paid to or on the order of the person whose name appears on such depositary receipts as the owner thereof. Each surrendered depositary receipt will be canceled. In the event that fewer than all the depositary receipts are to be redeemed, a new depositary receipt will be issued representing the unredeemed Series B Depositary Shares.

From and after the Redemption Date (unless we default in payment of the redemption price):

●	all dividends on the shares designated for redemption in the notice will cease to accumulate;

●	all rights of the holders of the shares, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the date prior to the Redemption Date), will cease and terminate;

●	the shares will not thereafter be transferred (except with our consent) on the depositary’s books; and

●	the shares will not be deemed to be outstanding for any purpose whatsoever.

Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Depositary Shares representing interests in the Series B Preferred Stock.

Special Optional Redemption

During any period of time (whether before or after September 4, 2025) that both (i) the Series B Preferred Stock (or the Series B Depositary Shares) are no longer listed on the NYSE, the NYSE AMER or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series B Preferred Stock is still outstanding (which we refer to collectively as a “Delisting Event”), we may, at our option, redeem the Series B Preferred Stock, in whole or in part and within 90 days after the date of the Delisting Event, by paying $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date of redemption.

In addition, upon the occurrence of a Change of Control (defined below), we may, at our option, redeem the Series B Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25,000.00 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares).

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of redemption with respect to the Series B Preferred Stock (whether pursuant to our optional redemption right described above or our special optional redemption), the holders of Series B Depositary Shares representing interests in the Series B Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Rights” in respect of their shares called for redemption.

The depositary will mail to you, if you are a record holder of the Series B Depositary Shares representing interests in the Series B Preferred Stock, a notice of redemption, furnished by us, no fewer than 30 days nor more than 60 days before the redemption date. The depositary will send the notice to your address shown on the records of the depositary. No failure to give the notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any Series B Depositary Shares or shares of our Series B Preferred Stock except as to a holder to whom notice was defective or not given. Each notice will state the following:

●	the redemption date;

●	the redemption price;

●	the number of Series B Depositary Shares representing interests in the Series B Preferred Stock to be redeemed;

●	the place(s) where the depositary receipts (or Series B Preferred Stock certificates, if no longer held in depositary form) are to be surrendered for payment;

●	that the Series B Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions or circumstances constituting such Delisting Event or Change of Control, as applicable;

●	that the holders of Series B Depositary Shares representing interests in the Series B Preferred Stock to which the notice relates will not be able to convert such shares of Series B Preferred Stock in connection with the Delisting Event or Change of Control, as applicable, and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

●	that dividends on the Series B Preferred Stock to be redeemed will cease to accumulate on the date prior to the redemption date.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity, such other entity) has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE AMER or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ.

If we redeem fewer than all of the outstanding shares of Series B Preferred Stock, the notice of redemption mailed to each record holder of Series B Depositary Shares will also specify the number of shares of Series B Preferred Stock that we will redeem from such record holder. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption and have irrevocably set aside sufficient funds for the redemption for the benefit of the holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock called for redemption, then from and after the redemption date, those Series B Depositary Shares will be treated as no longer being outstanding, no further dividends will accumulate on the underlying Series B Preferred Stock and all other rights of the holders of those Series B Depositary Shares will terminate. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. The holders of those Series B Depositary Shares will retain their right to receive the redemption price for their underlying shares of Series B Preferred Stock (including any accumulated and unpaid dividends to but excluding the redemption date).

The holders of Series B Depositary Shares representing interests in the Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Depositary Shares representing interests in the Series B Preferred Stock.

Conversion Rights

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series B Depositary Shares representing interests in the Series B Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series B Depositary Shares or the Series B Preferred Stock) to direct the depositary, on such holder’s behalf, to convert some or all of the shares of Series B Preferred Stock underlying the Series B Depositary Shares held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our common stock (or equivalent value of alternative consideration) per depositary share, or the “Common Stock Conversion Consideration,” equal to the lesser of:

●	the quotient obtained by dividing (1) the sum of the $25.00 per depositary share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (such quotient, the “Conversion Rate”); and

●	1.8671 (i.e., the Series B Share Cap), subject to certain adjustments described below.

The Series B Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our common stock to existing holders of common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Series B Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (1) the Series B Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control pursuant to, or in connection with, which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B Depositary Shares representing interests in Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, the Conversion Consideration that the holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in, or in connection with, the Delisting Event or Change of Control, as applicable.

We will not issue fractional shares of common stock upon the conversion of the Series B Preferred Stock. Because each depositary share represents a 1/1000th interest in a share of the Series B Preferred Stock, the number of shares of common stock ultimately received for each depositary share will be equal to the number of shares of common stock received upon conversion of each share of Series B Preferred Stock divided by 1000. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of Series B Depositary Shares the cash value of such fractional shares in lieu of such fractional shares.

Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, we will provide to holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock a notice of occurrence of the Delisting Event or Change of Control, as applicable, that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:

●	the events constituting the Delisting Event or Change of Control, as applicable;

●	the date of the Delisting Event or Change of Control, as applicable;

●	the last date on which the holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

●	the method and period for calculating the Common Stock Price;

●	the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

●	that if, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem all or any portion of the Series B Depositary Shares representing interests in the Series B Preferred Stock, holders will not be able to convert the Series B Depositary Shares representing interests in the Series B Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

●	if applicable, the type and amount of Conversion Consideration entitled to be received per share of Series B Preferred Stock;

●	the name and address of the paying agent and the conversion agent;

●	the procedures that the holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock must follow to exercise the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

●	the last date on which holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock.

To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, each holder of Series B Depositary Shares representing interests in the Series B Preferred Stock will be required to deliver, on or before the close of business on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the depositary receipts or certificates, if any, evidencing the interests in Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the depositary. The conversion notice must state:

●	the “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, which will be a business day fixed by our board of directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock;

●	the number of Series B Depositary Shares representing interests in the shares of Series B Preferred Stock to be converted; and

●	that the Series B Depositary Shares are to be converted pursuant to the applicable provisions of the Series B Preferred Stock.

The “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock; and (2) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing prices for our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (in whole or in part), by a written notice of withdrawal delivered to the depositary prior to the close of business on the business day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state:

●	the number of withdrawn Series B Depositary Shares;

●	if certificated Series B Depositary Shares have been issued, the receipt or certificate numbers of the withdrawn Series B Depositary Shares; and

●	the number of Series B Depositary Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series B Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company or a similar depositary, and the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable depositary.

Shares of Series B Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem such shares of Series B Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25,000.00 per share (or $25.00 per depositary share), plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. See “Description of Series B Preferred Stock and The Series B Depositary Shares — Optional Redemption” and “Description of Series B Preferred Stock and The Series B Depositary Shares — Special Optional Redemption.”

We will deliver the applicable Conversion Consideration no later than the third business day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into our common stock.

The Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Neither the Series B Preferred Stock nor the Series B Depositary Shares are convertible into or exchangeable for any other securities or property, except as provided above.

Limited Voting Rights

Except as described below, holders of Series B Depositary Shares will generally have no voting rights. In any matter in which the Series B Preferred Stock may vote (as expressly provided herein, or as may be required by law), each share of Series B Preferred Stock shall be entitled to one vote. As a result, each depositary share will be entitled to 1/1000th of a vote.

If dividends on the Series B Preferred Stock are in arrears, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series B Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of preferred stock as to which dividends are so in arrears or at the next annual meeting of shareholders, for the election of two additional directors to serve on our Board of Directors until all dividend arrearages have been paid. If and when all accumulated dividends on the Series B Preferred Stock for all past dividend periods shall have been paid in full, holders of shares of Series B Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and, unless outstanding shares of parity preferred stock remain entitled to vote in the election of preferred stock directors, the term of office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.

Any amendment, alteration, repeal or other change to any provision of our articles of incorporation, including the certificate of designation establishing the Series B Preferred Stock, whether by merger, consolidation or otherwise, in any manner that would materially and adversely affect the rights, preferences, powers or privileges of the Series B Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, voting separately as a class.

In addition, the creation, issuance or increase in the authorized number of shares of any class or series of stock having a preference as to dividends or distributions, whether upon liquidation, dissolution, or otherwise, that is senior to the shares of Series B Preferred Stock requires the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, voting separately as a class.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series B Preferred Stock:

●	any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of equity securities of any class or series ranking, as to dividends or liquidation preference, on a parity with, or junior to, the Series B Preferred Stock; or

●	the amendment, alteration or repeal or change of any provision of our articles of incorporation, including the certificate of designation establishing the Series B Preferred Stock, as a result of a merger, consolidation, reorganization or other business combination, if the Series B Preferred Stock (or shares into which the Series B Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof materially unchanged.

No Maturity, Sinking Fund or Mandatory Redemption

The Series B Preferred Stock has no maturity date and we are not required to redeem the Series B Preferred Stock at any time. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock have a conversion right, such holders convert the Series B Preferred Stock into our common stock. The Series B Preferred Stock is not subject to any sinking fund.

Surrender of Series B Depositary Shares for Shares of Series B Preferred Stock

Under certain circumstances, holders may be required to surrender depositary receipts to the depositary or us. In the event of such a surrender of Series B Depositary Shares, the holder will be entitled to receive the number of whole or fractional shares of Series B Preferred Stock represented by the Series B Depositary Shares. See “Description of Depositary Shares — Withdrawal of Stock” and “Description of Depositary Shares — Amendment and Termination of the Deposit Agreement” in the accompanying prospectus.

Depositary Share Listing

The Series B Depositary Shares are listed on NASDAQ under the symbol “RILYL.” The Series B Preferred Stock underlying the Series B Depositary Shares will not be listed, and we do not expect any trading market will develop for the Series B Preferred Stock except as represented by the Series B Depositary Shares.

Depositary

The depositary for the Series B Preferred Stock is Continental Stock Transfer & Trust Company.

Book-Entry, Delivery and Form for Depositary Shares

The Depositary Shares will be issued in fully registered form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). One or more fully registered global depositary receipts will be issued representing in the aggregate the total number of the Depositary Shares. Such global depositary receipt will be deposited with or on behalf of DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

So long as DTC, or its nominee, is the registered owner of a global depositary receipt, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Depositary Shares represented by such global depositary receipts for all purposes under the Deposit Agreement. Except as set forth in the accompanying prospectus, owners of beneficial interests in a global depositary receipt will not be entitled to have the Depositary Shares represented by such global receipt registered in their names, will not receive or be entitled to receive physical delivery of such Depositary Shares in definitive form and will not be considered the owners or holders thereof. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for such global receipt and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder.

As long as the Depositary Shares are represented by the global depositary receipts, we will pay dividends, if any, on the Series A Preferred Stock represented by the Depositary Shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor Continental Stock Transfer & Trust Company will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and each person owning a beneficial interest will have to rely on the procedures of the depositary and its participants.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Settlement

Investors in the Depositary Shares will be required to make their initial payment for the Depositary Shares in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for the accuracy thereof.

Neither us, the Depositary nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the Depositary Shares or payments to, or the providing of notice to participants or beneficial owners.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NOTES

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Notes that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships (including entities and arrangements classified as partnerships for U.S. federal income tax purposes), subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the Notes as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” U.S. Holders (as defined below) whose functional currency for tax purposes (as defined in Section 985 of the Code) is not the U.S. dollar, holders subject to Section 451(b) of the Code, and individuals subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the Notes offered in this prospectus upon original issuance for the “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for money to persons, other than to bond houses, brokers or similar persons or organizations acting in the capacity of the underwriters, placement agents or wholesalers) for cash and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

This summary is not a comprehensive description of all of the U.S. federal tax consequences that may be relevant with respect to the acquisition, ownership and disposition of the Notes. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and estate tax consequences to you of acquiring, owning and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Notes that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

●	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” have the authority to control all substantial decisions of the trust; or

●	a trust in existence on August 20, 1996 that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

As used in this prospectus, the term “Non-U.S. Holder” is a beneficial owner of the Notes (other than a partnership or other entity taxable as a partnership) that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the Notes should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of the Notes by the partnership.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of the Notes.

Payment of Interest. It is expected, and this discussion assumes, that the Notes will be issued with less than a de minimis amount of “original issue discount” for U.S. federal income tax purposes. Accordingly, interest on a Note generally will be included in the income of a U.S. Holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Qualified Reopening. We will not issue any additional 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes or 2028 Notes unless such additional notes would constitute a “qualified reopening” of the Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes, Initial 2024 Notes, Initial 2025 Notes, Initial 2026 Notes, Initial 2027 Notes and Initial 2028 Notes, respectively for U.S. federal income tax purposes. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the additional 7.375% 2023 Notes, additional 6.875% 2023 Notes, additional 2024 Notes, additional 2025 Notes, additional 2026 Notes , additional 2027 Notes and additional 2028 Notes will have the same issue date, the same issue price and the same adjusted issue price as the Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes, Initial 2024 Notes, Initial 2025 Notes, Initial 2026 Notes, Initial 2027 Notes and Initial 2028 Notes, respectively, for U.S. federal income tax purposes. The remainder of this discussion assumes the correctness of the treatment described in this paragraph.

Pre-issuance Accrued Interest. The aggregate purchase price of the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes or 2028 Notes issued pursuant to this offering may include interest that accrued prior to the date the notes are purchased, which is referred to herein as “pre-issuance accrued interest.” Pre-issuance accrued interest will be included in the accrued interest to be paid on the Notes on the first interest payment date after the issuance of the Notes offered hereby. We intend to take the position that a portion of the interest payment following the issuance of any Notes pursuant to this offering equal to the pre-issuance accrued interest for such Notes will be treated as a return of the pre-issuance accrued interest and not as an amount payable on the Notes. If this position is respected, our payment of such pre-issuance accrued interest will not be treated as taxable interest income to U.S. Holders of the Notes and the amount of the pre-issuance accrued interest will reduce such U.S. Holder’s adjusted tax basis in the Notes. Prospective purchasers of the Notes are urged to consult their tax advisors with respect to the tax treatment of pre-issuance accrued interest.

Bond Premium. In general, if a U.S. Holder purchases a Note for an amount (excluding any amount attributable to any pre-issuance accrued interest) in excess of the stated principal amount of the Note, the U.S. Holder will be treated as purchasing the Note with bond premium in an amount equal to such excess. A U.S. Holder may elect to amortize such bond premium over the remaining term of the Note on a constant yield method as an offset to interest when includible in income under the U.S. Holder’s regular method of tax accounting. In such case, the U.S. Holder’s tax basis in the Note will be reduced by the amortized bond premium. Any election to amortize bond premium shall apply to all debt instruments (other than debt instruments the interest on which is excludable from gross income for U.S. federal income tax purposes) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and is irrevocable without the consent of the IRS. If a U.S. Holder does not elect to amortize the bond premium, the bond premium will decrease the gain or increase the loss that would otherwise be recognized on a disposition of the Note. U.S. Holders should consult their tax advisors about the decision to amortize the bond premium and the effects of such an election, including the effect on other debt instruments held by the U.S. Holder.

Sale, Exchange, or Retirement of Notes. Upon the sale, exchange, retirement, or other disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition and the U.S. Holder’s adjusted tax basis in the Note. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the Note, but will exclude amounts attributable to accrued but unpaid interest which will be treated as described above under “Payments of Interest.” A U.S. Holder’s adjusted tax basis in a Note will generally be the cost of the Note to such U.S. Holder (excluding any amounts paid for pre-issuance accrued interest that is not taxable when received), decreased by any amortized bond premium.

Gain or loss realized on the sale, exchange, retirement, or other disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if the Note has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code. Prospective investors should consult with their own tax advisors concerning these tax law provisions.

Additional Medicare Tax on Unearned Income. Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the Notes.

Taxation of Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of a Note.

Payments of Interest. Except as discussed below, principal and interest payments that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax, except as provided below.

Interest may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

●	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

●	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

●	a Non-U.S. Holder is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (as described in Section 881(c)(3)(A) of the Code); or

●	the Non-U.S. Holder does not satisfy the certification requirements described below.

In the case of the Notes, a Non-U.S. Holder generally will satisfy the certification requirements if either: (a) the Non-U.S. Holder certifies to us or our agent, under penalties of perjury, that it is not a “United States person” (within the meaning of the Code) and provides its name and address (which certification may generally be made on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable U.S. nonresident withholding tax certification form), or (b) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the Note certifies to us under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is not a United States person and furnishes us with a copy of the statement.

Except as discussed below, payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN, Form W-8BEN-E, or other applicable U.S. nonresident withholding tax certification form, claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. These forms may be required to be updated periodically. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Retirement of Note. Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement or other disposition of Notes, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, and (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of the Note. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition of a Note, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange or other disposition of such Note.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of a Note is engaged in the conduct of a trade or business within the United States and if interest on the Note, or gain realized on the sale, exchange or other disposition of the Note, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), will generally be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “Consequences to U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of a Note. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of all or a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt recipients (including a corporation and certain other persons who, when required, demonstrate their exempt status), we and other payors are required to report to the IRS all payments of principal and interest on the Notes. In addition, we and other payors generally are required to report to the IRS any payment of proceeds from the sale of a Note before maturity. Additionally, backup withholding generally will apply to any payments if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it is subject to backup withholding, or the U.S. Holder does not certify that it is not subject to backup withholding. If applicable, backup withholding will be imposed at a rate of 24%.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification to the applicable withholding agent under penalties of perjury that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of a Note by a Non-U.S. Holder outside of the United States through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge or reason to know to the contrary.

Payment of the proceeds from a sale of a Note to or through the U.S. office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Certain provisions of the Code, known as the Foreign Account Tax Compliance Act (“FATCA”), impose a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a “foreign financial institution” on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information (that is in addition to and significantly more onerous than, the requirement to deliver an applicable U.S. nonresident withholding tax certification form (e.g., IRS Form W-8BEN), as discussed above) regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

These withholding and reporting requirements generally apply to U.S. source periodic payments (such as interest payments on the Notes) and, after December 31, 2018, to payments of gross proceeds from a sale, exchange, retirement or other disposition of property that can give rise to U.S. source interest and dividends. If we determine withholding is appropriate with respect to the Notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We will not be required to pay any additional amounts in respect of any payments to which FATCA withholding applies. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR DEPOSITARY SHARES

This section describes the material U.S. federal income tax consequences of owning the Depositary Shares. It applies to you only if you acquire Depositary Shares upon their original issuance at their original offering price and you hold your Depositary Shares as capital assets for tax purposes. This section does not describe other U.S. federal tax consequences, nor does it describe any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations under the Code, and published rulings and court decisions currently in effect, all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein.

This section does not describe all of the consequences that may be relevant to you if you are a member of a class of holders subject to special rules, including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, regulated investment companies, real estate investment trusts, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, non-U.S. holders (as defined below) subject to the Medicare contribution tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the Depositary Shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Depositary Shares, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Depositary Shares, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of Depositary Shares.

This discussion applies only to purchasers who purchase and hold the Depositary Shares as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment).

In general, and assuming that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms, for United States federal income tax purposes, if you hold Depositary Shares, you will be treated as the owner of the underlying Series A Preferred Stock or Series B Preferred Stock, as applicable, represented by those Depositary Shares. Accordingly, the following discussion addresses the tax consequences of owning share of Series A Preferred Stock or Series B Preferred Stock, as applicable as if you owned such shares directly rather than through the ownership interests represented by the Depositary Shares which are being sold in this offering.

Tax consequences may vary depending upon the particular status of an investor. Potential investors should consult with their own tax advisers in determining the specific tax consequences and risks to them of purchasing, holding and disposing of Depositary Shares, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

U.S. Holders

For purposes of this discussion, a U.S. holder means a beneficial owner of Depositary Shares that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Dividends. Distributions with respect to the Series A Preferred Stock or Series B Preferred Stock, respectively, will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the shares of Series A Preferred Stock or Series B Preferred Stock, respectively, exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such Series A Preferred Stock and thereafter as gain from the disposition of the Series A Preferred Stock or Series B Preferred Stock, respectively, as described under “U.S. Holders — Dispositions.”

Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future years for distributions with respect to the Series A Preferred Stock or Series B Preferred Stock, respectively, to be treated as dividend income.

Distributions constituting dividend income received by an individual U.S. holder in respect of Series A Preferred Stock or Series B Preferred Stock, respectively, will be “qualified dividend income” if the Series A Preferred Stock has been held for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date. Qualified dividend income is generally taxed at favorable rates applicable to long-term capital gains. In addition, if a dividend received by an individual holder that qualifies for the “qualified dividend income” rate is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such holder’s holding period for the stock.

Distributions with respect to the Series A Preferred Stock or Series B Preferred Stock, constituting dividend income paid to holders that are U.S. corporations or entities taxed as corporations will generally qualify for the dividends-received deduction if the applicable holding period is met. Corporate holders of Series A Preferred Stock or Series B Preferred Stock, should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. Also, if a corporate holder of Series A Preferred Stock or Series B Preferred Stock, receives a dividend on the Series A Preferred Stock or Series B Preferred Stock, that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, such holder in certain instances must reduce its tax basis in the Series A Preferred Stock or Series B Preferred Stock, by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate holder’s basis, any excess will be taxed as gain as if such holder had disposed of its Series A Preferred Stock or Series B Preferred Stock, in the year the “extraordinary dividend” is paid. Each domestic corporate holder of Series A Preferred Stock or Series B Preferred Stock, is urged to consult with its tax advisors with respect to the eligibility for and amount of any dividends received deduction and the application of Sections 246A and 1059 of the Code to any dividends it receives.

The availability of the reduced dividend tax rate for individuals and the dividends-received deduction for U.S. corporations are subject to certain exceptions for short-term and hedged positions and other applicable limitations. You should consult your own tax adviser regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of your particular circumstances.

Holder’s Conversion Option in connection with a Change of Control.  In the event of a U.S. holder’s conversion of Series A Preferred Stock or Series B Preferred Stock, respectively, in connection with a Change of Control, the tax consequences of such conversion will depend, in part, upon the facts underlying the transaction in which the Change of Control occurs. A U.S. holder should consult the holder’s tax advisor regarding the tax consequences to the U.S. holder of the conversion of Series A Preferred Stock or Series B Preferred Stock, under a Change of Control transaction.

Dispositions. A U.S. holder will generally recognize capital gain or loss on a sale or exchange of the Series A Preferred Stock or Series B Preferred Stock, equal to the difference between the amount realized (which does not include any declared but unpaid distributions, which will be treated in the manner described above) upon the sale or exchange and such U.S. holder’s adjusted tax basis in the securities sold or exchanged. A U.S. holder’s initial tax basis in the Series A Preferred Stock or Series B Preferred Stock, will equal its cost. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the securities sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at the same lower maximum tax rates applicable to qualified dividend income summarized above. Net capital gains of a U.S. holder other than long-term capital gains are taxed at the rates applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

Although a U.S. holder receiving cash in a redemption of the Series A Preferred Stock or Series B Preferred Stock, is generally expected to be taxed in the same manner described for any other disposition, that treatment is subject to certain exceptions, particularly in the case of a holder actually or constructively owning other shares of our stock. A U.S. holder should consult its own tax adviser regarding the application of these rules in light of its particular circumstances.

Medicare Tax. In addition, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on all or a portion of its “net investment income”, which will generally include its dividend income and its net gains from the disposition of Series A Preferred Stock or Series B Preferred Stock, as applicable, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your tax adviser regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Series A Preferred Stock or Series B Preferred Stock, as applicable.

Backup withholding on U.S. holders. U.S. holders may be subject to backup withholding with respect to the payment of dividends on the Series A Preferred Stock or Series B Preferred Stock, and to payments of proceeds on the disposition of the Series A Preferred Stock or Series B Preferred Stock, unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the Internal Revenue Service (the “IRS”) in a timely manner. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information, but does not do so in the proper manner.

Information reporting. Information returns will generally be filed with the IRS in connection with the payment of dividends on the Series A Preferred Stock or Series B Preferred Stock, to non-corporate U.S. holders and certain payments of proceeds to non-corporate U.S. holders on the disposition of the Series A Preferred Stock or Series B Preferred Stock.

Non-U.S. holders

The discussion in this section is addressed to non-U.S. holders of the Series A Preferred Stock or Series B Preferred Stock. For this purpose, a non-U.S. holder is a beneficial owner of Series A Preferred Stock or Series B Preferred Stock, other than a U.S. holder or partnership.

Dividends. Generally, dividends paid to a non-U.S. holder with respect to the Series A Preferred Stock or Series B Preferred Stock, will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, provided the non-U.S. holder furnishes the payor with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is eligible for treaty benefits. The 30% withholding does not apply if the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if a tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder and the non-U.S. holder provides the payor with a properly completed IRS Form W-8ECI. In such case, the dividends will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and, in the case of a non-U.S. holder that is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Dispositions. A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on the sale or exchange of the Series A Preferred Stock or Series B Preferred Stock, unless: (1) the gain is effectively connected with a U.S. trade or business of the non-U.S. holder (and if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. holder); (2) in the case of an individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions exist; or (3) we have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period ending on the date of disposition of the Series A Preferred Stock or Series B Preferred Stock, and certain other conditions are met. We believe that we are not currently, and we do not anticipate becoming, a U.S. real property holding corporation.

Cash received by a non-U.S. holder in a disposition that is in respect of dividends in arrears on the Series A Preferred Stock or Series B Preferred Stock, should generally be treated as provided under “Non-U.S. holders — Dividends.”

Although a non-U.S. holder receiving cash in a redemption of the Series A Preferred Stock or Series B Preferred Stock, is generally expected to be taxed in the same manner described for any other disposition, that treatment is subject to certain exceptions, particularly in the case of a non-U.S. holder actually or constructively owning other shares of our stock. A non-U.S. holder should consult its own tax adviser regarding the application of these rules in light of its particular circumstances.

Information reporting and backup withholding on non-U.S. holders. Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying, under penalty of perjury, that the person is a non-U.S. person, or such non-U.S. holders otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the Series A Preferred Stock or Series B Preferred Stock, is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E (or other applicable form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the Series A Preferred Stock or Series B Preferred Stock, if such sale is effected through a foreign office of a broker without certain specified U.S. connections.)..

FATCA withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as FATCA, a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to a holder or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on the holder’s behalf if the holder or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source dividends. Payments of dividends received in respect of the Series A Preferred Stock or Series B Preferred Stock, could be affected by this withholding if a holder is subject to the FATCA information reporting requirements and fails to comply with them or holds the Series A Preferred Stock or Series B Preferred Stock, through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with them (even if payments to the holder would not otherwise have been subject to FATCA withholding). Holders should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding, including the possible application of an intergovernmental agreement that alters the general FATCA requirements.

If any amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the Series A Preferred Stock or Series B Preferred Stock, as a result of a failure by a holder (or by an institution through which a holder holds the Series A Preferred Stock or Series B Preferred Stock) to comply with FATCA, neither us nor any paying agent nor any other person would, pursuant to the terms of the Series A Preferred Stock or Series B Preferred Stock, be required to pay additional amounts with respect to any Series A Preferred Stock or Series B Preferred Stock as a result of the deduction or withholding of such tax. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if a holder is entitled to have such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.

This summary is for general information only and is not intended to constitute a complete description of all tax consequences for non-U.S. holders relating to the purchase, ownership and disposition of the Series A Preferred Stock or Series B Preferred Stock. You are urged to consult your tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock or Series B Preferred Stock.

PLAN OF DISTRIBUTION (Conflict of Interest)

The Agent is acting as our sales agent in connection with the offer and sale of the Offered Securities pursuant to this prospectus. Upon written instructions from us, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to sell, as our sales agent, the Offered Securities under the terms and subject to the conditions set forth in the Sales Agreement. We will instruct the Agent as to the series and amount of the Notes or shares of Depositary Shares to be sold by it. We may instruct the Agent not to sell the Offered Securities if the sales cannot be effected at or above the price designated by us in any instruction. We will instruct the Agent not to sell the 7.375% 2023 Notes, 6.875% 2023 Notes, 2024 Notes, 2025 Notes, 2026 Notes, 2027 Notes or 2028 Notes if the sales cannot be effected at or above prices that will allow the Notes to be treated as “fungible” with the Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes, Initial 2024 Notes, Initial 2025 Notes, Initial 2026 Notes, Initial 2027 Notes or Initial 2028 Notes, as applicable, for U.S. federal income tax purposes. We or the Agent may suspend the offering of Offered Securities upon proper notice and subject to other conditions.

Sales of the Offered Securities, if any, under this prospectus may be made in transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act. If any of the Notes are sold at prices above par, the effective yield on such Notes to the purchasers may be less than 7.375%, 6.875%, 6.75%, 6.375%, 6.50%, 7.25% or 6.00%, as applicable.

The Agent will provide written confirmation of a sale to us no later than the opening of the trading day on the NASDAQ following each trading day in which the Offered Securities are sold under the Sales Agreement. Each confirmation will include the series and principal amount of Notes sold or number of shares in the case of Common Stock on the preceding day, the sales price of Offered Securities sold, the aggregate gross sales proceeds of such Offered Securities, the net proceeds to us and the compensation payable by us to the Agent in connection with the sales.

The Agent will receive a commission from us up to 2.0% of the gross sales price of any Offered Securities sold through the Agent under the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Agent under the terms of the Sales Agreement, will be approximately $65,000. This estimate includes the reimbursement by the Company of the reasonable fees and expenses of the Agent in connection with the transactions contemplated by the Sales Agreement.

Settlement for sales of the Offered Securities will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the series and principal amount of Notes or number of shares of Common Stock sold through the Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Agent, if any.

In connection with the sale of the Offered Securities on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of the Offered Securities pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of the dollar amount of Offered Securities subject to the Sales Agreement or (ii) the termination of the Sales Agreement as permitted therein.

Other Relationships

The Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and our affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of its various business activities, the Agent and certain of its affiliates actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or our affiliates. The Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The principal business address of the Agent is 299 Park Avenue, 21st Floor, New York, New York 10171.

Conflict of Interest

B. Riley Securities is an affiliate of B. Riley Financial, Inc. and, as such, will have a “conflict of interest” in this offering of Offered Securities within the meaning of FINRA Rule 5121. Consequently, this offering of Notes and Depositary Shares will be conducted in compliance with the provisions of FINRA Rule 5121. B. Riley Securities will not be permitted to sell Notes or Depositary Shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, as well as the effectiveness of our internal controls over financial reporting as of December 31, 2019, as stated in its report incorporated by reference into this prospectus, and such audited consolidated financial statements have been incorporated by reference into this prospectus in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The combined financial statements of BR Brand Group as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Mayer Hoffman McCann CPAs, The New York Practice of Mayer Hoffman McCann P.C., independent auditor of BR Brand Group, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters will be passed upon for us by The NBD Group, Inc., Los Angeles, California, and for the Agent by Duane Morris LLP, New York, New York.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date we file that document. Any documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC after the date of this prospectus and before the date that the offering of Notes by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our quarterly report on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, filed with the SEC on May 11, 2020, August 3, 2020 and October 30, 2020, respectively;

●	Our annual report on Form 10-K for the year December 31, 2019, filed with the SEC on March 10, 2020 and Form 10-K/A filed with the SEC on April 23, 2020;

●	Our current report on Form 8-K/A filed with the SEC on November 26, 2019, and our current reports on Form 8-K filed with the SEC on November 1, 2019, January 9, 2020, February 10, 2020, February 12, 2020, February 21, 2020, April 13, 2020, May 6, 2020, May 15, 2020, June 24, 2020, September 1, 2020, September 4, 2020, September 14, 2020, October 13, 2020, January 6, 2021, January 11, 2021, January 15, 2021 and January 25, 2021;

●	Certificate of Designation designating the 6.875% Series A Cumulative Perpetual Preferred Stock filed on October 4, 2019; and

●	Certificate of Designation designating the 7.375% Series B Cumulative Perpetual Preferred Stock filed on September 3, 2020.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request those documents from us by contacting us at: B. Riley Financial, Inc., 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025, Attention: Investor Relations, telephone (310) 966-1444.

Up to $150,000,000

7.375% Senior Notes due 2023

6.875% Senior Notes due 2023

6.75% Senior Notes due 2024

6.375% Senior Notes due 2025

6.50% Senior Notes due 2026

7.25% Senior Notes due 2027

6.00% Senior Notes due 2028

Depositary Shares Each Representing 1/1000th of a Share of 6.875% Series A Cumulative Perpetual Preferred Stock (Liquidation Preference Equivalent to $25.00 Per Depositary Share)

Depositary Shares Each Representing 1/1000th of a Share of 7.375% Series B Cumulative Perpetual Preferred Stock (Liquidation Preference Equivalent to $25.00 Per Depositary Share)

PROSPECTUS

B. Riley Securities

January 28, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

The following table sets forth an estimate of the costs and expenses relating to the offering of the securities being registered, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

Amount to be paid
SEC Registration Fee		$16,365
FINRA Filing Fee			**
Legal Fees and Expenses			**
Accounting Fees and Expenses			**
Transfer Agent, Registrar and Trustee Fees			**
Printing and Engraving Fees			**
Miscellaneous			**
Total	$		**

*	Pursuant to Rule 456(b) and Rule 457(r), we are deferring payment of registration fees for the securities covered by this registration statement, except for $16,365, related to $150,000,000 of securities that may be issued and sold under a sales agreement with B. Riley Securities, Inc.

**	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15. Indemnification Of Directors And Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Amended and Restated Certificate of Incorporation and Bylaws, each as amended, provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any proceedings or claims initiated or brought voluntarily by the indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our Board of Directors, (iii) indemnification is provided by us, in our sole discretion, pursuant to powers vested in us under the DGCL, or (iv) the proceeding is brought to establish or enforce a right to indemnification under the indemnification agreement or any other statute or law or otherwise as required under Section 145 of the DGCL. We are not required to indemnify the indemnitee for any amounts paid in settlement of a proceeding unless we consent to such settlement.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer existing as of the time of such repeal or modification.

We have purchased and intend to maintain insurance on our behalf and on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16. Exhibits

(a) The following exhibits are filed herewith or incorporated by reference:

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.**
1.2	At Market Issuance Sales Agreement, dated as of February 14, 2020, by and between B. Riley Financial, Inc. and B. Riley FBR, Inc. (which has been subsequently renamed B. Riley Securities, Inc.) (incorporated by reference to Exhibit 1.2 of the registrant’s Form S-3, filed on February 14, 2020).
2.1	Membership Interest Purchase Agreement, dated as of October 11, 2019 by and among B. Riley Financial, Inc., B. Riley Brand Management LLC, BR Brand Acquisition LLC and BR Brand Holdings LLC (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K filed with the SEC on November 1, 2019).***
3.1	Amended and Restated Certificate of Incorporation, as amended, dated as of August 17, 2015 (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 10-Q filed with the SEC on August 3, 2018).
3.2	Amended and Restated Bylaws, dated as of November 6, 2014 (incorporated by reference to Exhibit 3.6 of the registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2014).
3.3	Amendment to the Amended and Restated Bylaws, dated as of April 3, 2019 (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on April 9, 2019).
3.4	Certificate of Designation designating the 6.875% Series A Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 on the registrant’s Current Report on Form 8-K filed with the SEC on October 7, 2019).
3.5	Certificate of Designation designating the 7.375% Series B Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 on the registrant’s Current Report on Form 8-K filed with the SEC on September 4, 2020).
4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of the registrant’s Annual Report on Form 10-K filed with the SEC on March 30, 2015).
4.2	Form of Warrant Agreement (including form of warrant).**
4.3	Form of Unit Agreement (including form of unit certificate).**
4.4	Form of Certificate of Designation with respect to shares of Preferred Stock.**
4.5	Form of Deposit Agreement (including form of Depositary Receipt).**
4.6	Form of Indenture for Subordinated Debt Securities.*
4.7	Form of Senior Note.**
4.8	Form of Subordinated Note.**
4.9	Indenture, dated as of November 2, 2016, between B. Riley Financial, Inc. and U.S. Bank National Association, as Trustee for Senior Debt Securities (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the registrant with the SEC on November 2, 2016) (the “2016 Indenture”).

4.10	Third Supplemental Indenture, dated as of December 13, 2017, by and between B. Riley Financial, Inc. and U.S. Bank National Association, as Trustee (including Form of 7.25% Senior Note due 2027) (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2017).
4.11	Fourth Supplemental Indenture, dated as of May 17, 2018, by and between B. Riley Financial, Inc. and U.S. Bank National Association, as Trustee (including Form of 7.375% Senior Note due 2023) (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed with the SEC on May 17, 2018).
4.12	Fifth Supplemental Indenture, dated as of September 11, 2018, by and between B. Riley Financial, Inc. and U.S. Bank National Association, as Trustee (including Form of 6.875% Senior Note due 2023) (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed with the SEC on September 11, 2018).
4.13

Indenture, dated as of May 7, 2019, between B. Riley Financial, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, for Senior Debt Securities (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the registrant with the SEC on May 7, 2019) (the “2019 Indenture”).

4.14

First Supplemental Indenture, dated as of May 7, 2019, between B. Riley Financial, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of 6.75% Senior Note due 2024) (incorporated by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K filed with the SEC on May 7, 2019).

4.15

Second Supplemental Indenture, dated as of September 23, 2019, between B. Riley Financial, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of 6.50% Senior Note due 2026) (incorporated by reference to Exhibit 4.3 of the registrant’s Current Report on Form 8-K filed with the SEC on September 23, 2019).

4.16

Third Supplemental Indenture, dated as of February 12, 2020, between B. Riley Financial, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of 6.375% Senior Note due 2025) (incorporated by reference to Exhibit 4.4 of the registrant’s Current Report on Form 8-K filed with the SEC on February 12, 2020).

4.17

Fourth Supplemental Indenture, dated as of January 25, 2021, between B. Riley Financial, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of 6.00% Senior Note due 2028) (incorporated by reference to Exhibit 4.5 of the registrant’s Current Report on Form 8-K filed with the SEC on January 25, 2021).

4.18	Deposit Agreement, dated October 7, 2019, among B. Riley Financial, Inc., Continental Stock Transfer & Trust Company, as Depositary, and the holders of depositary receipts, with respect to B. Riley Financial, Inc.’s 6.875% Series A Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 4.1 on the registrant’s Current Report on Form 8-K filed with the SEC on October 7, 2019).
4.19	Form of Depositary Receipt (incorporated by reference to Exhibit 4.1 on the registrant’s Current Report on Form 8-K filed with the SEC on October 7, 2019).
4.20	Form of Specimen Certificate representing the 6.875% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (incorporated by reference to Exhibit 4.2 on the registrant’s Current Report on Form 8-K filed with the SEC on October 7, 2019).
4.21	Deposit Agreement, dated September 4, 2020, among B. Riley Financial, Inc., Continental Stock Transfer & Trust Company, as Depositary, and the holders of depositary receipts, with respect to B. Riley Financial, Inc.’s 7.375% Series B Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 4.1 on the registrant’s Current Report on Form 8-K filed with the SEC on September 4, 2020).
4.22	Form of Depositary Receipt (incorporated by reference to Exhibit 4.3 on the registrant’s Current Report on Form 8-K filed with the SEC on September 4, 2020).
4.23	Form of Specimen Certificate representing the 7.375% Series B Cumulative Perpetual Preferred Stock, par value $0.0001 per share (incorporated by reference to Exhibit 4.2 on the registrant’s Current Report on Form 8-K filed with the SEC on September 4, 2020).
5.1	Opinion of The NBD Group, Inc. regarding the legality of the securities being registered.*
23.1	Consent of Marcum LLP.*
23.2	Consent of Mayer Hoffman McCann CPAs, The New York Practice of Mayer Hoffman McCann P.C., Independent Auditor of BR Brand Group.*
23.3	Consent of The NBD Group, Inc. (included in Exhibit 5.1).*
24	Powers of Attorney of directors and certain officers of the registrant (included on signature page).*
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. related to the 2019 Indenture for Senior Debt Securities.*
25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. related to Indenture for Subordinated Debt Securities.*
25.3	Statement of Eligibility on Form T-1 of U.S. Bank National Association related to the 2016 Indenture for Senior Debt Securities.*

*	Filed herewith.

**	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

***	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Item 17. Undertakings

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 28, 2021.

B. RILEY FINANCIAL, INC.

By:	/s/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bryant R. Riley and Phillip J. Ahn as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Bryant R. Riley	Co-Chief Executive Officer and Chairman of the Board	January 28, 2021
Bryant R. Riley	(Principal Executive Officer)

/s/ Phillip J. Ahn	Chief Financial Officer and Chief Operating Officer	January 28, 2021
Phillip J. Ahn	(Principal Financial Officer)

/s/ Howard E. Weitzman	Chief Accounting Officer	January 28, 2021
Howard E. Weitzman	(Principal Accounting Officer)

/s/ Thomas J. Kelleher	Co-Chief Executive Officer and Director	January 28, 2021
Thomas J. Kelleher

/s/ Robert L. Antin	Director	January 28, 2021
Robert L. Antin

/s/ Robert D’Agostino	Director	January 28, 2021
Robert D’Agostino

/s/ Randall Paulson	Director	January 28, 2021
Randall Paulson

/s/ Michael J. Sheldon	Director	January 28, 2021
Michael J. Sheldon

/s/ Mimi Walters	Director	January 28, 2021
Mimi Walters

/s/ Mikel H. Williams	Director	January 28, 2021
Mikel H. Williams